AGREEMENT OF SALE AND PURCHASE



                                   between

                          1466 BROADWAY ASSOCIATES,

                                                                       SELLER




                                     and


                    SL GREEN OPERATING PARTNERSHIP, L.P.,

                                                                    PURCHASER




                           Date:  January __, 1998



                                  PREMISES:

                                1466 BROADWAY
                              NEW YORK, NEW YORK






                              TABLE OF CONTENTS



                                                                        Page
                                                                      ----

ARTICLE 1 INCLUSIONS IN SALE AND EXCLUSIONS . . . . . . . . . . . . . . . . 1

ARTICLE 2 PURCHASE PRICE  . . . . . . . . . . . . . . . . . . . . . . . . . 3

          2.1  Purchase Price.  . . . . . . . . . . . . . . . . . . . . . . 3
          2.2  Payment of Purchase Price. . . . . . . . . . . . . . . . . . 3
               2.2.1     Deposit  . . . . . . . . . . . . . . . . . . . . . 3
               2.2.2     Payment at Closing . . . . . . . . . . . . . . . . 3

ARTICLE 3 REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . 4

          3.1  Representations of Seller  . . . . . . . . . . . . . . . . . 4
               3.1.1     Leases . . . . . . . . . . . . . . . . . . . . . . 4
               3.1.2     Service and Maintenance Agreements . . . . . . . . 5
               3.1.3     Brokerage Agreements . . . . . . . . . . . . . . . 6
               3.1.4     Employees  . . . . . . . . . . . . . . . . . . . . 6
               3.1.5     Intentionally Omitted  . . . . . . . . . . . . . . 7
               3.1.6     No Foreign Person  . . . . . . . . . . . . . . . . 7
               3.1.7     Incomplete Landlord's Work and Unpaid
                           Work Allowances  . . . . . . . . . . . . . . . . 7
               3.1.8     Litigation.  . . . . . . . . . . . . . . . . . . . 7
          3.2  Reliance upon Document Binders . . . . . . . . . . . . . . . 7
          3.3  Authority and Binding Effect; No Breach or Prohibition.  . . 8
          3.4  Purchaser's Knowledge; Disclosure  . . . . . . . . . . . . . 8
          3.5  Disclaimer of Representations and Warranties . . . . . . . . 9
          3.6  Right to Adjourn Closing.  . . . . . . . . . . . . . . . . . 9

ARTICLE 4 STATE OF TITLE OF PROPERTY  . . . . . . . . . . . . . . . . . . . 9

          4.1  Permitted Encumbrances.  . . . . . . . . . . . . . . . . . . 9

ARTICLE 5 TITLE INSURANCE AND ABILITY OF SELLER TO CONVEY . . . . . . . .  12
          5.1  Title Insurance  . . . . . . . . . . . . . . . . . . . . .  12
          5.2  Title Objections . . . . . . . . . . . . . . . . . . . . .  13
          5.3  No Further Action. . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 6 CLOSING COSTS . . . . . . . . . . . . . . . . . . . . . . . . .  15
          6.1. Purchaser's Obligations  . . . . . . . . . . . . . . . . .  15
          6.2. Seller's Obligations . . . . . . . . . . . . . . . . . . .  15
          6.3. Other Costs  . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 7 ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND LEASES . . . . . . .  16

ARTICLE 8 REAL ESTATE TAX PROTESTS  . . . . . . . . . . . . . . . . . . .  16

ARTICLE 9 ACKNOWLEDGMENTS OF PURCHASER; CONDITION OF PROPERTY . . . . . .  17

          9.1  Analysis and Evaluation of the Property.   . . . . . . . .  17
          9.2  No Effect on Purchaser's Obligations . . . . . . . . . . .  17
          9.3  No Other Representations1  . . . . . . . . . . . . . . . .  18
          9.4  Outside Representations  . . . . . . . . . . . . . . . . .  19
          9.5  Environmental Investigation of the Property. . . . . . . .  19
          9.6  Confidentiality  . . . . . . . . . . . . . . . . . . . . .  19
          9.7  Limited Disclosure . . . . . . . . . . . . . . . . . . . .  20
          9.8  Return of Information  . . . . . . . . . . . . . . . . . .  20
          9.9  Survival . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE 10  OPERATIONS PRIOR TO CLOSING . . . . . . . . . . . . . . . . .  21

          10.1 Continued Operations . . . . . . . . . . . . . . . . . . .  21
          10.2 Access to the Property . . . . . . . . . . . . . . . . . .  22
          10.3 Leases . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          10.4 Tenant Estoppel Certificates.  . . . . . . . . . . . . . .  23

ARTICLE 11  CASUALTY AND EMINENT DOMAIN . . . . . . . . . . . . . . . . .  25

          11.1 Casualty and Risk of Loss. . . . . . . . . . . . . . . . .  25
          11.2 Eminent Domain.  . . . . . . . . . . . . . . . . . . . . .  27
          11.3 Survival.  . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE 12  ASSESSMENTS . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE 13  CLOSING ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . .  28

	  13.1 Adjustments and Prorations . . . . . . . . . . . . . . . .  28
		13.1.1    Fixed Rents . . . . . . . . . . . . . . . . . .  29
		13.1.2    Overage Rent  . . . . . . . . . . . . . . . . .  30
		13.1.3    Taxes and Assessments . . . . . . . . . . . . .  35
		13.1.4    Deposits  . . . . . . . . . . . . . . . . . . .  35
		13.1.5    Water and Sewer Charges . . . . . . . . . . . .  35
		13.1.6    License Fees  . . . . . . . . . . . . . . . . .  36
 	13.1.7    Service and Maintenance Charges . . . . . . . .  36
		13.1.8    Vault Fees  . . . . . . . . . . . . . . . . . .  36
		13.1.9    Utilities . . . . . . . . . . . . . . . . . . .  36
		13.1.10   Inventory . . . . . . . . . . . . . . . . . . .  36
          	13.1.11   Tenant Security Deposits  . . . . . ..  37
		13.1.12   Fuel  . . . . . . . . . . . . . . . . . . . . .  38
  13.1.13   Employee Compensation . . . . . . . . . . . . .  38
 	13.1.14   Tenant Improvement Work at Landlord's Cost  . .  39
                13.1.15   Costs of Work to be Paid or Reimbursed to
			   Tenants. . . . . . . . . . . . . . . . . . . .  39
                13.1.16   Leasing Commissions . . . . . . . . . . . . . .  39
                13.1.17   Insurance Premiums  . . . . . . . . . . . . . .  40
                13.1.18   Intentionally Omitted . . . . . . . . . . . . .  40
                13.1.19   Other Adjustments . . . . . . . . . . . . . . .  40
                13.1.20   Survival  . . . . . . . . . . . . . . . . . . .  40
          13.2 Determination of Closing Adjustments.  . . . . . . . . . .  40
          13.3 Net Apportionments and Adjustments.  . . . . . . . . . . .  40
          	13.3.1    Due Seller  . . . . . . . . . . . . . . . . . .  40
                13.3.2    Due Purchaser . . . . . . . . . . . . . . . . .  41
          13.4 Other. . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE 14  CLOSING DOCUMENTS; OBLIGATIONS OF PURCHASERAND SELLER
	      AT CLOSING  . . . . . . . . . . . . . . . . . . . . . . . .  41

	 14.1 Seller's Obligations at Closing. . . . . . . . . . . . . . .  41
         14.2 Purchaser's Obligations at Closing . . . . . . . . . . . . .  43

ARTICLE 15 VIOLATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE 16 SALES TAX . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

ARTICLE 17 UNPAID TAXES  . . . . . . . . . . . . . . . . . . . . . . . . .  45

ARTICLE 18 THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . .  46

	 18.1 The Closing. . . . . . . . . . . . . . . . . . . . . . . . .  46
          	18.1.1    Location and Date of Closing . . . . . . . . . .  46
                18.1.2    Delivery of Documents. . . . . . . . . . . . . .  47
         18.2 Time of Essence  . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE 19 NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE 20 DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
	 20.1 Purchaser's Default.   . . . . . . . . . . . . . . . . . . .  49
         20.2 Seller's Default.  . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE 21 CONDITIONS; SURVIVAL  . . . . . . . . . . . . . . . . . . . . .  50
	 21.1 Conditions.  . . . . . . . . . . . . . . . . . . . . . . . .  50
         21.2 Survival.  . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE 22 SUCCESSORS AND ASSIGNS  . . . . . . . . . . . . . . . . . . . .  51
	 22.1 Assignment.  . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE 23 BROKERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
	 23.1 Purchaser's Representation.  . . . . . . . . . . . . . . . .  53

ARTICLE 24 ESCROW  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE 25 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .  54
	 25.1  Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . 54
	 25.2  Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . 55
         25.3  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . 55
         25.4  Jurisdiction. . . . . . . . . . . . . . . . . . . . . . . .  55
         25.5  Waiver of Venue and Inconvenient Forum Claims.  . . . . . .  56
         25.6  Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . .  56
         25.7  Successors and Assigns. . . . . . . . . . . . . . . . . . .  56
         25.8  Invalid Provisions. . . . . . . . . . . . . . . . . . . . .  56
         25.9  Schedules and Exhibits. . . . . . . . . . . . . . . . . . .  56
         25.10 No Other Parties. . . . . . . . . . . . . . . . . . . . . .  57
         25.11 Interpretation. . . . . . . . . . . . . . . . . . . . . . .  57
         25.12 Counterparts; Faxed Signatures. . . . . . . . . . . . . . .  57
         25.13 Binding Effect. . . . . . . . . . . . . . . . . . . . . . .  57
         25.14 Recordation.  . . . . . . . . . . . . . . . . . . . . . . .  57
         25.15 Litigation Fees . . . . . . . . . . . . . . . . . . . . . .  58
         25.16 Title Omissions . . . . . . . . . . . . . . . . . . . . . .  58
         25.17 Defined Terms . . . . . . . . . . . . . . . . . . . . . . .  58
         25.18 Singular/Plural . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE 26 AFFILIATED PURCHASE AGREEMENT . . . . . . . . . . . . . . . . .  58
         26.1 Affiliate Purchaser  . . . . . . . . . . . . . . . . . . . .  58
         26.2 Affiliate Properties . . . . . . . . . . . . . . . . . . . .  59
         26.3 Rights on Purchaser Default  . . . . . . . . . . . . . . . .  59


                                   SCHEDULES

     A    Description of Land

     B    Schedule of Leases

     C    Intentionally Omitted

     D    Rent Roll

     E    Schedule of Service and Maintenance
          Agreements

     F-1  Brokerage Agreements

     F-2  Unpaid Earned Commissions under the Brokerage Agreements

     G-1  Employees of Seller or Seller's Managing Agent at the Property

     G-2  Written Agreements Relating to Building Employees

     H    Description of Contract Survey/Survey Exceptions

     I    Easements, Covenants and Agreements
          of Record

     J    Title Commitment Description (Contract Title Report)

     K    Title Exceptions in Contract Title Report to be Omitted by Seller

     L-1  Form of Tenant Estoppel Statement

     L-2  Form of Seller's Estoppel Statement

     M-1  Incomplete Landlord's Work

     M-2  Unpaid Work Allowances

     N    Pending Litigation Not Covered by Insurance


                                   EXHIBITS


     1    Deed

     2    Bill of Sale

     3    Assignment and Assumption of Service,
          Maintenance and Concessionaire
          Agreements

     4    Assignment and Assumption of Landlord's Interest in Leases

     5    Assignment of Licenses and/or Permits

     6    Assignment of Warranties and Guarantees

     7    Post-Closing Adjustment Letter

     8    FIRPTA Certificate

     9    Tenant Notice Letter

    10   Assignment and Assumption of Brokerage Agreements

    11   Escrow Letter


   INITIALLED BINDERS

   (a)  Lease Binders

   (b)  Service and Maintenance Agreement Binders

   (c)  Brokerage Agreement Binders



                            LIST OF DEFINED TERMS



DEFINED TERM                                                            PAGE

Acceptable Form . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Adjustment Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Broker  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Brokerage Agreement Binders . . . . . . . . . . . . . . . . . . . . . . . . 6
Brokerage Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Building  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
CAM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Cash Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Contract Survey . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Contract Title Report . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Deed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Document Binders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
escalation rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Escrow Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Escrow Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Federal Reserve Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Fixed Rents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Form TP-584 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Governmental Authority  . . . . . . . . . . . . . . . . . . . . . . . . .  10
Land  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Lease Binders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Leasing Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
material part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Maximum Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
minor or immaterial part  . . . . . . . . . . . . . . . . . . . . . . . .  28
Optional Statements . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Overage Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
percentage rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Permitted Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Post-Closing Adjustment Letter  . . . . . . . . . . . . . . . . . . . . .  43
Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Reletting Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Rent Roll . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Required Tenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
RPT Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Schedule of Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Seller's Article 10 Amount  . . . . . . . . . . . . . . . . . . . . . . .  21
Seller's Estoppel Statement . . . . . . . . . . . . . . . . . . . . . . .  24
Service and Maintenance Agreement Binders . . . . . . . . . . . . . . . . . 6
Service and Maintenance Agreements  . . . . . . . . . . . . . . . . . . . . 6
Subsequent Title Objection  . . . . . . . . . . . . . . . . . . . . . . .  12
Tax Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Tenant Estoppel Statement . . . . . . . . . . . . . . . . . . . . . . . .  23
Tenant Notice Letters . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Tenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Title Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Title Objections  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44





     AGREEMENT OF SALE AND PURCHASE (this "Agreement") is made and entered into as of January 20, 1998, by and between 1466 BROADWAY ASSOCIATES, a
New York general partnership, having an office c/o Helmsley Enterprises, Inc., 230 Park Avenue, New York, New York 10169 ("Seller"), and SL GREEN OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an office at 70 West 36th Street, New York, New York 10018 ("Purchaser").

                            W I T N E S S E T H :
                            - - - - - - - - - -

     Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, upon the terms and conditions hereinafter set forth, the "Property" (as such term is defined in Article 1 hereof).

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and subject to the terms, provisions and conditions hereof, Seller and Purchaser hereby covenant and agree as follows:


                                  ARTICLE 1


                      INCLUSIONS IN SALE AND EXCLUSIONS
                     ----------------------------------

     1.1  The term "Property" shall mean the following:

          1.1.1     The  land described  in Schedule "A" annexed  hereto (the
"Land").

          1.1.2 All of Seller's right, title and interest in and to the buildings, structures and improvements, together with the tenements, hereditaments and appurtenances thereto belonging or in any way appertaining, now erected or situate on the Land (collectively, the "Building"). The Building's street address is 1466 Broadway (also known as 152 West 42nd Street), New York, New York.

          1.1.3 All of Seller's right, title and interest in and to the fixtures, equipment, machinery and personal property used in connection with the operation of the Building and owned by Seller, and not being the property of any space tenant or occupant at the Building, manager or leasing agent, or any other third party.

          1.1.4 All right, title and interest of Seller, if any, in and to any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof, and any strips and gores adjacent to the Land, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to the Land and Building by reason of change of grade of any street.

          1.1.5 All space leases now or hereafter covering offices, stores and other spaces situate at or within the Building (the "Leases"), and all of the right, title and interest of the landlord under the Leases, and, subject to the provisions of Section 13.1.11 hereof, all security deposits paid or deposited by space tenants or occupants in respect of Leases (individually, a "Tenant" and collectively, the "Tenants"), applicable to Tenants in possession under the Leases at "Closing" (as such term is defined in Section 13.1 hereof), which shall not have been applied in accordance with the provisions of such Leases.

     1.2  The term "Property" shall exclude the following:

          1.2.1     Any existing cause of action, or damage claim, of Seller.

          1.2.2 All rights and interests of Seller as owner of the Property arising prior to the Closing (including but not limited to, tax refunds, casualty or condemnation proceeds, applied tenant deposits, utility deposits, rent in arrears and rent escalations) attributable to periods prior to Closing.


                                  ARTICLE 2

                                PURCHASE PRICE
                                --------------

     2.1  Purchase Price.  The purchase price for the Property to be paid by
          --------------
Purchaser to Seller shall be the amount of Sixty-Four Million Dollars ($64,000,000.00) (the "Purchase Price").

     2.2  Payment of Purchase Price.  Purchaser agrees to pay the Purchase
          -------------------------
Price to Seller as follows:

          2.2.1     Deposit.  Six Million One Hundred Fifty Thousand Dollars
                    -------
($6,150,000.00) (the "Deposit") paid simultaneously herewith by Purchaser's certified check or cashier's check, subject to collection, in the amount of such sum payable to the direct order of "Bachner, Tally, Polevoy & Misher LLP, as escrow agent," drawn on a bank which is a member of The New York Clearing House Association. In the event such check fails to be paid by the bank upon which it is drawn on first presentment, other than as a result of an error of the drawee bank, then any rights of Purchaser hereunder may be terminated by notice given by Seller to Purchaser. The proceeds of such Deposit and all interest accrued thereon shall be held in escrow and shall be payable in accordance with Article 24 hereof.

          2.2.2     Payment at Closing.  Fifty-Seven Million Eight Hundred
                    ------------------
Fifty Thousand Dollars ($57,850,000.00) (the "Cash Balance") shall be paid by Purchaser to Seller at the Closing. The Cash Balance shall be paid by wire transfer of immediate clearance "Federal Reserve Funds" (as such term is hereinafter defined) to such account and bank as Seller may, in writing, designate, provided that Seller may designate on one (1) business days notice that the Cash Balance be wire transferred to not more than three (3)
designated recipients. As used herein, the term "Federal Reserve Funds" shall be deemed to mean the receipt by a bank or banks in the continental United States designated by Seller of U.S. dollars in form that does not require further clearance, and may be applied at the direction of Seller by such recipient bank or banks on the day of receipt of advice that such funds have been wire transferred. The description of the manner in which such funds are to be transmitted and the number of designated recipients thereof shall apply with respect to the Cash Balance as well as to any other funds to be paid to Seller hereunder, including but not limited to any funds to be paid to Seller as a result of the adjustments to be made pursuant to
Article 13 hereof.


                                  ARTICLE 3

                        REPRESENTATIONS AND WARRANTIE
                        ------------------------------

     3.1  Representations of Seller.  Seller hereby represents and warrants
          -------------------------
to Purchaser that the following facts and conditions exist on the date hereof, to the best of Seller's knowledge:

          3.1.1     Leases.  (a)  The only Leases as of the date hereof are
                    ------
those listed on Schedule "B" annexed hereto (the "Schedule of Leases"). A copy of each of the Leases set forth on Schedule "B" has been reviewed by Purchaser and/or its counsel and delivered by Seller to Purchaser simultaneously herewith in velobound binders (the "Lease Binders") and initialed by Seller and Purchaser and/or their respective counsel. No representation is made as to (i) possible assignments of any Leases not consented to by Seller, or (ii) any subleases or underleases.

          (b) Seller does not warrant that any particular Lease will be in force or effect at the Closing or that the Tenants will have performed their obligations thereunder. The termination of any Lease prior to the Closing shall not affect the obligations of Purchaser under this Agreement, or entitle Purchaser to an abatement of or credit against the Cash Balance, or give rise to any other claim on the part of Purchaser.

          (c) If any space in the Building is vacant on the Closing Date, Purchaser shall accept the Property subject to such vacancy, provided that the vacancy was not permitted or created by Seller in violation of any restrictions contained in this Agreement.

          (d) The rent roll attached hereto as Schedule "D" (the "Rent Roll") contains a list of:

               (i)  	 all Tenants of the Property as of the date hereof;

               (ii) 	 the premises in the Building leased to each Tenant;

               (iii) the base rent billed to Tenants during the month of December, 1997 and additional rent (exclusive of real estate tax escalation amounts) billed to Tenants during the month of December, 1997; and

               (iv) 	 the security deposit, if any, held by Seller with
                    	 respect to each Tenant as of October 31, 1997.

To the best of Seller's knowledge, the information contained on the Rent Roll is true and correct in all material respects. With respect to any monetary amounts described on the Rent Roll, the term "true and correct in all material respects" shall be construed to mean that, to the extent the Rent Roll overstates or understates the actual amounts of such items, the net adverse economic effect on Purchaser of such understatements or overstatements in the aggregate does not exceed an amount equal to four (4%) percent of the Purchase Price.

          3.1.2     Service and Maintenance Agreements.  The only service and
                    ----------------------------------
maintenance agreements affecting the Land or Building as of the date hereof are those listed on Schedule "E" annexed hereto (the "Service and Maintenance Agreements"). A copy of each the Service and Maintenance Agreements set forth on Schedule "E" has been reviewed by Purchaser and/or its counsel and delivered by Seller to Purchaser simultaneously herewith in velobound binders (the "Service and Maintenance Agreement Binders") and initialed by Seller and Purchaser and/or their respective counsel.

          3.1.3     Brokerage Agreements.    The only written agreements for
                    --------------------
the payment of leasing commissions in connection with the Leases as of the date hereof are those listed on Schedule "F-1" annexed hereto (such agreements, together with any additional such agreements made in accordance with the provisions of this Agreement, collectively, the "Brokerage Agreements"). A copy of each existing Brokerage Agreement has been delivered by Seller to Purchaser simultaneously herewith in velobound binders (the "Brokerage Agreement Binders") and initialed by Seller and Purchaser and/or their respective counsel. Schedule "F-2" annexed hereto sets forth a list of all (i) commissions which have been earned and are payable under the Brokerage Agreements prior to the date of this Agreement which have not been paid, and (ii) any commissions already earned under the Brokerage Agreements and which are payable in one or more installments after the date of this Agreement. Brokerage commissions payable under the Brokerage Agreements shall be adjusted and prorated between Seller and Purchaser as provided in
Article 13 hereof.

          3.1.4     Employees.   The only employees of Seller or Seller's
                    ---------
managing agent engaged in the operation or maintenance of the Property are listed on Schedule "G-1" annexed hereto. Schedule "G-1" also sets forth the position, length of employment and current salary or wage rate of each such employee as of the date of this Agreement. Except as set forth on Schedule "G-2" annexed hereto and except with respect to City Wide Maintenance (as noted in Schedule G-1), Seller has no written agreements relating to Building employees, including, without limitation, union agreements, collective bargaining agreements, employee benefit plans, and/or employment agreements covering Building employees.

          3.1.5     Intentionally Omitted.
                    ---------------------

          3.1.6     No Foreign Person.  Seller is not a "foreign person" as
                    -----------------
such term is defined in Section 1445 of the Internal Revenue Code of 1954, as amended (the "Code"), nor will the sale transaction herein contemplated be subject to Section 897 of the Code or to the withholding requirements of
Section 1445 of the Code.

          3.1.7     Incomplete Landlord's Work and Unpaid Work Allowances.
                    -----------------------------------------------------
 Schedule "M-1" annexed hereto sets forth a list of items of construction or leasehold improvement work remaining to be performed by Seller with respect to the occupancy of any Tenant pursuant to the provisions of such Tenant's Lease. Schedule "M-2" annexed hereto sets forth a list of remaining contributions to be made by Seller with respect to construction or leasehold improvement work being performed or which had been performed or remains to be performed by Tenant for its occupancy pursuant to the provisions of such Tenant's Lease.

          3.1.8     Litigation.   Seller has received no written notice of
                    -----------
any (i) pending condemnation or similar proceeding affecting the Property or any portion thereof, or (ii) pending legal action, suit, arbitration, order or judgment, government investigation or proceeding, in any case affecting the Property or Seller (but not the partners, members or principals of Seller, as the case may be) except for (x) claims and actions which are covered by insurance and (y) those actions described on Schedule "N" annexed hereto.

     3.2  Reliance upon Document Binders.  The Lease Binders, Brokerage
          -------------------------------
Agreement Binders and Service and Maintenance Agreement Binders are hereinafter collectively called the "Document Binders." The instruments set forth in the Document Binders constitute the sole reliance by Purchaser with respect to the matters therein set forth and not the Schedules and Exhibits annexed hereto, Purchaser acknowledging that, in the event of any conflict between the matters set forth in any instrument in a Document Binder and any representation contained in this Agreement or Schedules and Exhibits annexed hereto, Purchaser has relied solely upon the instrument as set forth in the Document Binders in entering into this Agreement.

     3.3  Authority and Binding Effect; No Breach or Prohibition.  Each party
          ------------------------------------------------------
hereto represents to the other that each person or entity executing this Agreement by or on behalf of the representing party has the authority to act on its behalf and to bind it, and that each person or entity executing any closing documents by or on its behalf, has been or will be duly authorized to act on its behalf, and that the performance of this Agreement will not be in violation of its by-laws, charter, operating or partnership agreement, or any law, ordinance, rule, regulation or order of any governmental body having jurisdiction, or the provisions of any agreements to which it is a party or by the terms of which it is bound, and, at the Closing, each party shall furnish to the other party and to the "Title Company" (as such term is defined in Section 5.1 hereof), reasonably satisfactory evidence of such authority and approval. This Section shall survive the Closing.

     3.4  Purchaser's Knowledge; Disclosure.  To the extent that Purchaser
          ---------------------------------
has, subsequent to the date hereof, actual knowledge of any default or any misrepresentation or incorrect warranty of Seller made in this Agreement or in the Document Binders, Purchaser shall promptly notify Seller of same. Reference is made to Section 21.1 hereof with respect to the effect of Purchaser's knowledge of any misrepresentation or incorrect warranty at or before the Closing Date.

     3.5  Disclaimer of Representations and Warranties.  Purchaser
          --------------------------------------------
acknowledges that except as expressly provided herein, neither Seller nor anyone acting for or on behalf of Seller has made any representation, warranty, or promise to Purchaser concerning: (a) the physical aspect and condition of any portion of the Property; (b) the feasibility or desirability of the purchase of the Property; (c) the market status, projected income from or development expenses of the Property; (d) the Property's compliance or non-compliance with any requirements of laws; or (e) any other matter whatsoever with respect to the Property (except as contained herein), express or implied, including, by way of description but not limitation, those of fitness for a particular purpose, tenantability, habitability and use; and that all matters concerning the Property are to be independently verified by Purchaser. Purchaser acknowledges that except as otherwise expressly provided in this Agreement, it is purchasing the Property in its currently existing physical condition and in its currently existing state of repair.

     3.6  Right to Adjourn Closing.  Seller shall have the right to adjourn
          ------------------------
the Closing for up to ninety (90) days for the purpose of curing any default, misrepresentation or incorrect warranty.


                                  ARTICLE 4

                          STATE OF TITLE OF PROPERTY
                         --------------------------

     4.1  Permitted Encumbrances.  Purchaser shall accept title to the
          ----------------------
Property subject to the following (the "Permitted Encumbrances"):

          4.1.1 Any and all present and future zoning restrictions, regulations, requirements, laws, ordinances, resolutions and orders of any city, town or village in which the Property lies, and of all boards, bureaus, commissions, departments and bodies of any municipal, county, state or federal sovereign or other governmental authority now or hereafter having or acquiring jurisdiction of the Property or the use and improvement thereof (such authority is herein called a "Governmental Authority").

          4.1.2     The state of  facts shown on the survey  prepared by Earl
B. Lovell - S.P. Belcher, Inc. described on Schedule "H" annexed hereto (the "Contract Survey"), and the survey exceptions listed on Schedule "H" annexed hereto, and any other state of facts shown on an accurate survey of the Property, or any part thereof, provided such other state of facts does not materially adversely affect Purchaser's ability to use the Building for its present uses.

          4.1.3 The Leases listed on Schedule "B" annexed hereto, and any extensions, renewals or modifications thereof, or new Leases entered into in accordance with this Agreement. Nothing contained in this Agreement shall be deemed to prohibit Seller from terminating any tenancy by reason of default of a Tenant under its Lease, from bringing proceedings to dispossess any Tenant, or applying a Tenant's security deposit as allowed under its Lease.

          4.1.4 The covenants, restrictions, easements, and agreements of record listed on Schedule "I" annexed hereto, and such other covenants, restrictions, easements and agreements of record, if any, affecting the Property, or any part thereof, provided such other covenants, restrictions, easements and agreements of record are not violated by existing structures, and do not materially adversely affect the present use of the Building.

          4.1.5 Any state of facts a physical inspection of the Property would show.

          4.1.6 The Service and Maintenance Agreements set forth on Schedule "E" annexed hereto, and any renewals thereof, or substitutions therefor, or additions thereto, provided such renewals, substitutions and additions are made in the ordinary course of Seller's business.

          4.1.7 All violations and/or notes or notices of violations of law or municipal ordinances, orders, or requirements noted in or issued by any Governmental Authority having jurisdiction against or affecting the Property.

          4.1.8 Any mechanic's lien or other lien which is the obligation of a Tenant under any Lease to bond or remove of record.

          4.1.9 Real estate taxes, assessments, Business Improvement District charges and like charges for the fiscal year in which the Closing occurs and all fiscal years thereafter.

          4.1.10 Any exception to coverage by the Title Company, provided that the Title Company insures same against collection out of or enforcement against the Property.

          4.1.11 Any easement or right of use created in favor of any public utility company for electricity, steam, gas, telephone, water or other service, and the right to install, use, maintain, repair and replace wires, cables, terminal boxes, lines, service connections, poles, mains, facilities and the like, upon, under and across the Property.

          4.1.12 The printed exceptions contained in the form of title insurance policy then issued by the Title Company which shall insure Purchaser's title.

          4.1.13 Possible lack of right to maintain vaults, fences retaining walls, chutes, cornices and other installations encroaching beyond the property line and possible variance between the record description and the tax map.


                                  ARTICLE 5

               TITLE INSURANCE AND ABILITY OF SELLER TO CONVEY
              -----------------------------------------------

     5.1  Title Insurance.  Purchaser agrees to make, promptly after the
          ---------------
signing hereof, application for a title insurance policy directly from Chicago Title Insurance Company or Ticor Title Guarantee Company or Ticor Title Insurance Company (the "Title Company"), and to purchase any fee title insurance policy obtained by Purchaser in connection with the acquisition of the Property directly from the Title Company, provided however, Purchaser may obtain a fee title policy conditioned upon coinsurance of fifty (50%) percent of the insured amount with each of Chicago Title Insurance Company and Ticor Title Insurance Company. Purchaser acknowledges receipt of a copy of the title report described in Schedule "J" annexed hereto (the "Contract Title Report"). Purchaser acknowledges and agrees that Purchaser has no objection to the state of title set forth in the Contract Title Report and the Contract Survey except that, at or before the Closing, Seller shall cause the title exceptions listed on Schedule "K" annexed hereto to be omitted as exceptions to title by bonding, satisfaction, affirmative insurance against collection, or otherwise. The Permitted Encumbrances shall remain and Purchaser shall be obligated to accept title subject to same. With respect to any continuation of the Contract Title Report or an updated Contract Survey, Purchaser shall deliver to Seller's attorneys, Bachner, Tally, Polevoy & Misher LLP, 380 Madison Avenue, New York, New York 10017, Attention: Martin D. Polevoy, Esq., a copy of such continuation or updated survey together with a written statement by Purchaser of any objections to title which have appeared for the first time in such continuation or on such updated survey (a "Subsequent Title Objection"), within ten (10) days of receipt of such continuation or updated survey, but in no event later than fifteen (15) days prior to the
Closing Date, unless such change of circumstances occurred within such fifteen (15) day period. The failure by Purchaser to deliver any of the aforementioned documents to Seller's counsel within the time period specified in this Section 5.1 shall constitute a waiver by Purchaser of any and all objections that may arise with respect to matters contained in such documents. In the event Purchaser sends a written statement to Seller setting forth one or more Subsequent Title Objections which Seller is unable to remedy prior to the Closing Date, Purchaser hereby grants to Seller a reasonable adjournment of the Closing Date during which time Seller may attempt to remedy same for a period not to exceed ninety (90) days.

     5.2  Title Objections.  If there are any liens, charges, easements,
          ----------------
agreements of record, encumbrances or other objections to title, other than the Permitted Encumbrances and Subsequent Title Objections (which Purchaser agrees to take title subject to) which are not waived in accordance with the provisions of Section 5.1 (collectively, "Title Objections"), which (i) were caused by, resulted from or arose out of a grant by Seller to any person or entity of a mortgage or other security interest affecting the Property, or the performance of work on behalf of Seller upon all or any portion of the Property, then Seller shall remove such Title Objections; or (ii) are not of the type described in clause (i) of this sentence, but are removable by the payment of an ascertainable sum not to exceed in the aggregate $250,000.00 (the "Maximum Amount"), then Seller shall cause such Title Objections to be removed. If Seller fails to remove any Title Objection(s) in accordance with the provisions of the immediately preceding sentence, or if there exist any Title Objection(s) which Seller is not obligated to remove pursuant to clause
(ii) of the immediately preceding sentence because the payment of funds in excess of the Maximum Amount would be required to cure the same, Purchaser, nevertheless, may elect (at or prior to Closing) to consummate the transaction provided for herein subject to any such Title Objection(s) as may exist as of the Closing Date, with a credit allocated against the Cash Balance payable at the Closing equal to the sum necessary to remove such Title Objection(s), not to exceed the Maximum Amount (in the event of a Title Objection of the type described in clause (ii) of the immediately preceding sentence); provided, however, if Purchaser makes such election, Purchaser shall not be entitled to any other credit, nor shall Seller bear any further liability, with respect to any Title Objection(s) of the type described in clause (ii) of the immediately preceding sentence, but Seller shall remain fully liable for the cost of removing any Title Objection(s) of the type described in clause (i) of the immediately preceding sentence. If Purchaser shall not so elect, Purchaser may terminate this Agreement and Seller's sole liability thereafter shall be to cause the Deposit, together with any interest earned thereon while in escrow, to be refunded to Purchaser, and, upon the return of the Deposit and any such interest, this Agreement shall be terminated, and the parties hereto shall be relieved of all further obligations and liability under this Agreement, other than with respect to the provisions of this Agreement which expressly survive a termination of this Agreement.

     5.3  No Further Action.  Except as expressly set forth in Sections 5.1
          ------------------
and 5.2 hereof, nothing contained in this Agreement shall be deemed to require Seller to take or bring any action or proceeding or any other steps to remove any Title Objections, or to expend any moneys therefor, nor shall Purchaser have any right of action against Seller, at law or in equity, for Seller's inability to convey title in accordance with the terms of this Agreement.


                                  ARTICLE 6

                                CLOSING COSTS
                                -------------

     6.1. Purchaser's Obligations.  Purchaser shall pay the costs of
          -----------------------
examination of title and any owner's policy of title insurance to be issued insuring Purchaser's title to the Property, as well as all other title charges, survey fees, and any and all other costs or expenses incident to the recordation of the "Deed" (as hereinafter defined).

     6.2. Seller's Obligations.  Seller shall pay the following amounts
          --------------------
payable in connection with the transfer of the Deed:

               (i) the amount imposed pursuant to Article 31 of the New York State Tax Law (the "Tax Law"); and

               (ii) the  amount  due  in connection  with  the  Real Property
          Transfer   Tax   imposed   by  Title 11   of   Chapter 21   of  the
          Administrative Code of the City of New York.

     6.3. Other Costs.  All other closing costs shall be allocated to and
          -----------
paid by Seller and Purchaser in accordance with the manner in which such costs are customarily borne by such parties in sales of similar property in New York County, State of New York; provided, however, that each party shall bear its own attorneys' fees. Any dispute between Seller and Purchaser as to which party customarily bears any such closing cost (other than either party's own attorney's fees) may be submitted by either party for resolution to the president of the Real Estate Board of New York, Inc., whose determination shall be binding upon the parties, provided, however, that in no event shall the Closing Date be adjourned by reason of the submission of any such dispute to the Real Estate Board of New York, Inc.


                                  ARTICLE 7

              ASSIGNMENT AND  ASSUMPTION OF CONTRACTS AND LEASES
             ---------------------------------------------------

     At the Closing, Seller shall assign to Purchaser and Purchaser hereby agrees to assume as of the Closing, all of the Leases, Brokerage Agreements, and Service and Maintenance Agreements, by execution of the respective assignments of the same as provided for in Article 14 hereof. This Article shall survive the Closing.


                                  ARTICLE 8

                           REAL ESTATE TAX PROTESTS
                           ------------------------

     All real estate assessment protests and proceedings affecting the Property for the tax year in which title closes and prior years, if any, will be prosecuted under Seller's direction and control. In the event of any reduction in the assessed valuation of the Property for any such fiscal year, the net amount of any tax savings, shall (a) with respect to fiscal years ending prior to the Closing, be payable to Seller; and (b) with respect to the fiscal year in which the Closing shall occur, after deduction of expenses and attorneys' fees, be adjusted between Seller and Purchaser as of the "Adjustment Date" (as defined in Section 13.1), in each instance net of sums due to Tenants, which sums shall be paid to each Tenant entitled to same. If a reduction in the assessed value of the Property is granted for a fiscal year in or prior to the year in which title closes, and such reduction is in the form of a credit for taxes payable at or after Closing, Seller shall be entitled to receive a sum equal to such credit when granted. Purchaser shall notify Seller of the fact that Purchaser has been granted a reduction in the real estate assessment for the Property with respect to the fiscal year in which the Closing occurs within ten (10) days after the occurrence of such event. This Section shall survive the Closing.

                                  ARTICLE 9

             ACKNOWLEDGMENTS OF PURCHASER; CONDITION OF PROPERTY
             ---------------------------------------------------

     9.1  Analysis and Evaluation of the Property.  Before entering into this
          ---------------------------------------
Agreement, Purchaser acknowledges that it has made its own analysis and evaluation of the Property, the operation, the income potential, profits and expenses thereof, its condition and all other matters affecting or relating to the transaction underlying this Agreement as Purchaser deemed necessary, including, without limitation, the layout, leases, square footage, rents, income, expenses and operation of the Property. In entering into this Agreement, Purchaser has not been induced by and has not relied upon any representations, warranties, statements or covenants, express or implied, made by Seller or any agent, employee or other representative of Seller, which are not expressly set forth in this Agreement.

     9.2  No Effect on Purchaser's Obligations.  Purchaser further
          ------------------------------------
acknowledges that its covenants, agreements, and obligations under this Agreement shall not be excused or modified by: (i) the business or financial condition, or any bankruptcy or insolvency of any Tenant of the Property,
(ii) the physical condition of the Building or personal property, or its fitness, merchantability or suitability for any use or purpose, (iii) the leases, rents, income or expenses of the Property, (iv) the compliance or non-compliance with any laws, codes, ordinances, rules or regulations of any Governmental Authority and any violations thereof existing or subsequently imposed, (v) the environmental condition of the Property or the Property's compliance or non-compliance with any laws, codes, ordinances, rules or regulations of any Governmental Authority relating to the presence, use, storage, handling or removal of any hazardous substances, (vi) the current or future use of the Property, including, but not limited to, the Property's use for commercial, retail, industrial or other purposes, (vii) the current or future real estate tax liability, assessment or valuation of the Property,
(viii) the availability or non-availability of any benefits conferred by Federal, state or municipal laws, whether for subsidiaries, special real estate tax treatment or other benefits of any kind, (ix) the availability or unavailability of any licenses, permits, approvals or certificates which may be required in connection with the operation of the Property, (x) the compliance or non-compliance of the Property, in its current zoning or a variance with respect to the Property's non-compliance, if any, with any zoning ordinances, except as herein specifically set forth, or (xi) the conformity of the use of the Property with any certificate of occupancy.

     9.3  No Other Representations.  Purchaser hereby expressly acknowledges
          ------------------------
that except as expressly provided herein, neither Seller nor anyone acting for or on behalf of Seller has made any representation, warranty, or promise to Purchaser concerning any of the foregoing, nor: (a) the physical aspect and condition of any portion of the Property; (b) the feasibility or desirability of the purchase of the Property; (c) the market status, projected income from or development expenses for the Property; or (d) any other matter whatsoever with respect to the Property (except as contained herein), express or implied, including, by way of description, but not limitation, those of fitness for a particular purpose, tenantability, habitability and use; and that all matters concerning the Property have been independently verified by Purchaser. Purchaser acknowledges and agrees to take the Property "as is," in its currently existing physical condition and state of repair, subject to ordinary use, wear, tear and natural deterioration, and subject to casualty and condemnation as more particularly set forth in Article 11 hereof.

     9.4  Outside Representations.  Seller is not liable or bound in any
          -----------------------
manner by any verbal or written statements, representations, real estate "set-ups," offering memorandum or information pertaining to the Property or its physical condition, layout, leases, footage, rents, income, expenses, operation or any other matter or thing furnished by any agent, employee, servant, or any other person, unless specifically set forth in this Agreement. Purchaser hereby waives, to the extent permitted by law, any and all implied warranties.

     9.5  Environmental Investigation of the Property.  Purchaser
          -------------------------------------------
acknowledges that it has had an opportunity to conduct its own environmental investigation of the Property and the property adjacent to the Property. Purchaser is aware of the environmental conditions affecting or related to the Property and Purchaser agrees to take the Property subject to such conditions. Purchaser agrees to assume all environmental costs and liabilities arising out of or in any way connected to the Property.
Purchaser hereby releases Seller from any obligation to pay any such costs and liabilities. Purchaser agrees to indemnify and hold harmless Seller from and against any such costs and liabilities.

     9.6  Confidentiality.  Purchaser acknowledges that all information
          ---------------
regarding the Property furnished (or to be furnished) to Purchaser is and has been so furnished on the following conditions:

          (i) Purchaser shall use the information solely for purposes of evaluating the Property and consummating the transaction contemplated in this Agreement; and

          (ii) Purchaser shall, subject to the terms of Section 9.7, use its best efforts to maintain the confidentiality of such information.

     9.7  Limited Disclosure.  Purchaser shall, and shall cause its
          ------------------
directors, officers and other personnel, and its agents, employees and representatives, to hold in strict confidence and not disclose to any other party without the prior written consent of Seller, any of the information regarding the Property delivered, provided or furnished to Purchaser or any of its agents, representatives or employees. Notwithstanding anything to the contrary hereinabove set forth, Purchaser may disclose such information only:
(i) on a "need-to-know" basis to its employees, members or professional firms serving it in connection with this transaction, or to any potential lenders, but Purchaser shall require such parties to hold all such information in strict confidence, and not to disclose such information to any other party (without the prior written consent of Seller); (ii) to any other party, subject to Seller's consent, which consent shall not be unreasonably withheld or delayed; and (iii) to any governmental agency if such agency requires such disclosure in order for Purchaser to comply with applicable laws or regulations.

     9.8  Return of Information.  In the event the Closing does not occur for
          ---------------------
any reason and this Agreement is terminated, Purchaser shall promptly return to Seller all copies of all such information without retaining any copy thereof, except such as must be retained by any professionals to whom such information was disclosed in accordance with this Article 9 in order to comply with their professional obligations. Purchaser may also disclose the terms of this Agreement to any other party approved by Seller, as long as prior to such disclosure such party agrees to be bound by the provisions of this Article 9 by an instrument reasonably acceptable to Seller in form and content.

     9.9  Survival.  The provisions of this Article 9 shall terminate
               --------
at the Closing provided, however, that if the Closing does not occur, the provisions of this Article 9 shall survive the termination of this Agreement.



                                  ARTICLE 10

                         OPERATIONS PRIOR TO CLOSING
                        ---------------------------

     10.1 Continued Operations .  Between the date of this Agreement and the
          --------------------
Closing, Seller shall continue to operate the Property in its usual and customary manner. Notwithstanding the provisions of the immediately preceding sentence, Seller shall not be required to expend more than $250,000.00 during the term of this Agreement ("Seller's Article 10 Amount") on repairs and replacements to the Building (including, but not limited to, materials, labor, supervision and overhead). If the cost of such repairs and replacements exceeds Seller's Article 10 Amount, Purchaser shall, at Closing, reimburse Seller for all sums actually expended by Seller in excess of Seller's Article 10 Amount. Any such amount payable to Seller shall be paid in the manner specified in Section 2.2.2 hereof. Without otherwise modifying or limiting in any respect the terms and provisions set forth in Article
3.1.4 of this Agreement, all Service and Maintenance Agreements shall be terminated by Seller, at Purchaser's request (such request to be given not less than five (5) business days prior to Closing), as early as is permissible under the applicable agreement and, if so requested by Purchaser, Seller shall execute, at no cost or expense to Seller, the appropriate notice(s) requesting such termination(s) (provided such applicable agreement is terminable). In no event shall Seller be required to terminate any Service and Maintenance Agreements which will or may impose or give rise to a claim or additional penalty charge against Seller or will cause a termination of the obligation of the contractor to provide service or maintenance prior to the Closing, and Purchaser shall indemnify and hold harmless and defend Seller with respect to any claims or cost or expense arising out of such termination. Notwithstanding the above, as to that certain agreement with City Wide Building Services Corp. listed on Schedule "E" and, also, with respect to those employees listed on Schedule "G-1" who are employed by a service contractor (as opposed to being employed by Seller), Seller will cause the termination of such service contract if terminable without claim or penalty as provided above and such employees at or before Closing so that, as of Closing, such service contract will no longer be in effect and no such employees will be employed at the Property as of Closing.

     10.2 Access to the Property.  Seller agrees to afford Purchaser
          ----------------------
reasonable access to the Property prior to the Closing, at reasonable times upon reasonable notice, provided that Purchaser shall not enter any portion of the Property unless accompanied by a representative of Seller. Purchaser specifically agrees that neither it, nor its employees or agents, will communicate directly with Seller's employees, Tenants or managing agent. Purchaser also agrees that Seller shall not be required to incur any cost or expense or commence any action to afford Purchaser such access.

     10.3 Leases.  Seller agrees that between the date hereof and the
               ------
Closing, Seller shall:

          10.3.1 Not, without Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed, terminate any Lease except by reason of a default by the Tenant thereunder or as required by law.

          10.3.2 Not permit occupancy of, or enter into any new lease for, space in the Building which is vacant as of the date hereof, or which may hereafter become vacant, without first giving Purchaser written notice of the identity of the proposed tenant, together with a summary of the terms thereof in reasonable detail, and a statement of the amount of the brokerage commission, if any, payable in connection therewith and the terms of payment thereof. If Purchaser objects to such proposed lease, Purchaser shall so notify Seller within two (2) Business Days after the giving of Seller's notice to Purchaser, in which case Seller shall not enter into the proposed lease. Purchaser shall thereafter pay to Seller on the first day of each month between the date hereof and the Closing Date, by cashier's or bank check payable to the direct order of Seller, the rent and additional rent that would have been payable under the proposed lease from the date on which the Tenant's obligation to pay rent would have commenced if Purchaser had not so objected until the Closing Date, less (i) the amount of the brokerage commission specified in Seller's notice, (ii) the cost of tenant improvement work required to be performed by the landlord under the terms of the proposed lease to suit the premises to the tenant's occupancy, and (iii) the amount of cash work allowances required to be given by the landlord to the tenant under the terms of the proposed lease (the "Reletting Expenses"), prorated in each case over the term of the proposed lease and apportioned as of the Closing Date. If Purchaser does not so notify Seller of its objection, Seller shall have the right to enter into the proposed lease with the tenant identified in Seller's notice and Purchaser shall pay to Seller, in the manner specified in
Section 2.2.2 hereof, the Reletting Expenses, to the extent actually incurred by Seller, prorated in each case over the term of the Lease and apportioned as of the later of the Closing Date or the rent commencement date. Such payment shall be made by Purchaser to Seller at Closing and if Closing does not occur for any reason other than by reason of Seller's default, then the aggregate sum that would have been payable by Purchaser shall be payable at the last scheduled Closing Date.

     10.4 Tenant Estoppel Certificates.  (a) Reasonably promptly after the
          ----------------------------
execution of this Agreement, Seller shall send a written request to each Tenant in accordance with its Lease to furnish a tenant estoppel statement substantially in the form such Tenant is obligated to furnish to the landlord under its Lease, or if no such form is contained or specified in a Tenant's Lease or if a Tenant's Lease provides that the Tenant shall make additional statements beyond those specifically provided for in the Lease ("Optional Statements"), then substantially in the form annexed hereto as Schedule "L-1" (a "Tenant Estoppel Statement"). Seller shall deliver to Purchaser a copy of each executed Tenant Estoppel Statement thereafter received from any Tenant after Seller's receipt of same. In no event shall Purchaser have any right to terminate this Agreement, except as otherwise expressly provided in this Section 10.4, nor shall Purchaser be entitled to a reduction of the Purchase Price nor shall Purchaser's obligations under this Agreement be otherwise affected in any manner on account of any statement or information contained in any Tenant Estoppel Statement.

          (b) Seller shall be obligated to furnish to Purchaser, as a condition of Purchaser's obligation to close hereunder that Purchaser shall receive, at or before Closing, with respect to each "Required Tenant" (as such term is hereinafter defined), either (x) a Tenant Estoppel Statement, in "Acceptable Form" (as such term is hereinafter defined), or (y) to the extent that a Tenant Estoppel Statement (whether or not in Acceptable Form) is not received from a Required Tenant (or is received but is incomplete), a certificate in the form of Schedule "L-2" annexed hereto (a "Seller's
Estoppel  Statement")  executed  by  Seller.   A  Tenant  Estoppel  Statement
obtained by Seller from any Required Tenant shall be deemed to be in "Acceptable Form" if such Tenant Estoppel Statement is on the form required pursuant to this Section 10.4. Notwithstanding anything to the contrary contained herein, a Tenant Estoppel Statement shall not be required to contain any Optional Statements in order to be in "Acceptable Form."

          (c) In the event that Seller is unable to fulfill the condition set forth in Section 10.4(b) hereof by delivery of Tenant Estoppel Statements and/or one or more Seller's Estoppel Statements, Seller shall have no liability to Purchaser on account thereof, and Purchaser's sole remedy shall be to terminate this Agreement and to receive a refund of the Deposit, together with any accrued interest thereon, and upon such termination of this Agreement neither party shall have any further obligation to the other party hereunder except for those provisions of this Agreement which expressly survive the termination of this Agreement.

          (d)  As used herein, the term "Required Tenants" shall mean:

               (i)  The Gap, Inc. under the Lease dated December 1, 1990; and

               (ii) at  least seventy-five (75%) percent of the Tenants whose
                    Leases cover, individually (or when combined with other Leases for any such Tenant who occupies space in the Building pursuant to multiple Leases), more than 3,000 rentable square feet in the Building.

          (e) The representations set forth in any Seller's Estoppel Statement delivered pursuant to this Section 10.4 shall survive the Closing for a period of ninety (90) days, or until such earlier date that the Required Tenant delivers to Purchaser a Tenant Estoppel Statement in Acceptable Form.

                                  ARTICLE 11

                         CASUALTY AND EMINENT DOMAIN
                         ---------------------------

     11.1 Casualty and Risk of Loss.  Between the date of this Agreement
          -------------------------
until the time of the delivery of the Deed as provided by Section 18.1.2 herein, the risk of loss or damage to the Property by fire or other casualty, is borne and assumed by Seller. Seller's assumption of the risk of loss is without any obligation or liability by Seller to repair the same, except Seller, at Seller's sole option, shall have the right to repair or replace such loss or damage to the Property. In the event any loss or damage to the Property occurs, and Seller elects to make such repair or replacement, this Agreement shall continue in full force and effect, and Seller shall be entitled to a reasonable adjournment of the Closing Date, not to exceed one hundred eighty (180) days. If Seller does not however elect to repair or replace any such loss or damage, Purchaser shall have the following options (provided, however, that if in Seller's reasonable judgment the cost of repairing any such loss or damage to the Property will not exceed $6,000,000.00, Purchaser will be deemed to have made the election set forth in Section 11.1.2 hereof):

          11.1.1 Declaring this Agreement terminated, in which event the Deposit, together with any interest accrued thereon, shall be returned to Purchaser, and upon such payment, this Agreement shall be null and void and the parties hereto shall be relieved and released of and from any further liability with respect to each other, except with respect to the provisions of this Agreement which expressly survive the termination of this Agreement; or

          11.1.2 Accepting (i) the Deed upon payment in full of the Purchase Price and without any abatement of the Purchase Price by reason of such loss or damage, (ii) payment of the amount of any insurance proceeds to the extent actually collected by Seller in connection with such fire or other casualty, less the amount of the actual expenses incurred by Seller in collecting such proceeds and in making repairs to the Property occasioned by such fire or other casualty, and (iii) an assignment (without warranty or recourse to Seller) of Seller's rights to any payments to be made subsequent to the Closing Date under any hazard insurance policy or policies in effect with respect to the Property. Purchaser shall not be entitled to the payment of insurance proceeds or an assignment of Seller's right to insurance proceeds if such proceeds are in excess of the cost of repairing any loss or damage to the Property; Seller shall be entitled to the excess proceeds, if any.

     If Purchaser fails to exercise its option as set forth in Section 11.1.1 within ten (10) days after notice to Purchaser of any loss or damage to the Property, Purchaser shall be deemed to have exercised the option set forth in
Section 11.1.2.

     11.2 Eminent Domain.  If prior to the Closing all or any part of the
          --------------
Property is taken by condemnation or a taking in lieu thereof, the following shall apply:

          11.2.1 In the event a material part of the Property is taken, Purchaser, by written notice to Seller (effective only if delivered within fifteen (15) days after Purchaser receives notice of such taking), may elect to cancel this Agreement prior to the Closing Date. In the event that Purchaser shall so elect, the Deposit, together with any interest accrued thereon, shall be returned to Purchaser, and upon such payment, this Agreement shall be null and void and the parties hereto shall be relieved and released of and from any further liability hereunder and with respect to each other, except with respect to the provisions of this Agreement which expressly survive the termination of this Agreement.

          11.2.2 In the event a minor or immaterial part of the Property is taken, or in the event of a change of legal grade, neither party shall have any right to cancel this Agreement, and title shall nonetheless close in accordance with this Agreement without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such taking; provided, however, that Seller shall, at Closing, (i) turn over and deliver to Purchaser the amount of any award or other proceeds of such taking to the extent actually collected by Seller as a result of such taking, less the amount of the actual expenses incurred by Seller in collecting such award or other proceeds and in making repairs to the Property occasioned by such taking, and (ii) deliver to Purchaser an assignment (without warranty or recourse to Seller) of Seller's right to any such award or other proceeds which may be payable subsequent to the Closing Date as a result of such taking.

          11.2.3 The term "material part," as distinguished from a "minor or immaterial part," as used herein shall mean a portion of the Property having a value (based upon an appraisal by an appraiser acceptable to Seller, subject to Purchaser's approval, which shall not be unreasonably withheld or delayed) in excess of $6,000,000.00.

     11.3 Survival.  This Article 11 shall survive the Closing and is
               ---------
intended to  be an express  provision to the  contrary within the  meaning of
Section 5-1311 of the General Obligations Law.


                                  ARTICLE 12

                                 ASSESSMENTS
                                 -----------

     If on or after the date of this Agreement, the Property or any part thereof shall be or shall have been affected by any real estate tax assessment or assessments which are or may become payable in one or more installments, Purchaser agrees to take title to the Property (without reduction in or adjustment of the Purchase Price) subject to all unpaid installments becoming due and payable after the date hereof.


                                  ARTICLE 13

                             CLOSING ADJUSTMENTS
                             -------------------

     13.1 Adjustments and Prorations.  The following matters and items shall
          --------------------------
be apportioned or adjusted between the parties hereto at the closing of title to the Property pursuant to this Agreement (the "Closing"), as of 12:01 A.M. of the day of the Closing (the "Adjustment Date"). The foregoing is based upon the Seller having use of the funds constituting the cash portion of the Purchase Price on the Closing Date, and thus the income and expense for the Closing Date are for Purchaser's account. If the funds are not transferred to be available to Seller on the Closing Date, then the Adjustment Date shall be unchanged and Seller shall be entitled to a per diem addition of Ten Thousand ($10,000) Dollars.

          13.1.1    Fixed Rents.
                    -----------

          (a) Fixed rents ("Fixed Rents") paid or payable by Tenants under the Leases in connection with their occupancy shall be adjusted and prorated on an if, as and when collected basis. Any Fixed Rents collected by Purchaser or Seller after the Closing from any Tenant who owes Fixed Rents for periods prior to the Closing, shall be applied: (i) first, in payment of Fixed Rents owed by such Tenant for the calendar month in which the Closing Date occurs;
(ii) second, in payment of Fixed Rents owed by such Tenant for the calendar month prior to the calendar month in which the Closing Date occurs; (iii) third, in payment of Fixed Rents owed by such Tenant for the period (if any) after the calendar month in which the Closing Date occurs through the end of the calendar month in which such amount is collected; and (iv) fourth, after Fixed Rents for all current periods have been paid in full, in payment of Fixed Rents owed by such Tenant for the period prior to the calendar month preceding the calendar month in which the Closing Date occurs. Each such amount, less any costs of collection (including reasonable attorneys' fees) reasonably allocable thereto, shall be adjusted and prorated as provided above, and the party who receives such amount shall promptly pay over to the other party the portion thereof to which it is so entitled. In furtherance and not in limitation of the preceding sentence, with respect to any Tenant which has paid all Fixed Rents for periods through the Closing, if, prior to the Closing, Seller shall receive any prepaid Fixed Rents from a Tenant attributable to a period following the Closing, at the Closing, Seller shall pay over to Purchaser the amount of such prepaid Fixed Rents.

          (b) Purchaser shall bill Tenants who owe Fixed Rents for periods prior to the Closing on a monthly basis for a period of six (6) consecutive months following the Closing Date and shall use commercially reasonable efforts to collect such past due Fixed Rents; provided, however, that
                                              --------  -------
Purchaser shall have no obligation to commence any actions or proceedings to collect any such past due Fixed Rents. Notwithstanding the foregoing, if Purchaser is unable to collect such past due Fixed Rents, Seller shall have the right, upon prior written notice to Purchaser, to pursue such Tenants to collect Fixed Rent delinquencies (including, without limitation, the prosecution of one or more lawsuits), but Seller shall not be entitled to evict (by summary proceedings or otherwise) any such Tenants. Any payment by a Tenant in an amount less than the full amount of Fixed Rents and "Overage Rent" (as such term is defined in Section 13.1.2(a)) then due and owing by such Tenant, shall be applied first to Fixed Rents (in the order of priority as to time periods as is set forth in Section 13.1.1(a) above) to the extent of all such Fixed Rents then due and owing by such Tenant, and thereafter to Overage Rent (in the order of priority as to time periods as is set forth in Section 13.1.2).

          13.1.2    Overage Rent.
                    ------------

          (a)  Any of the following charges  and/or rents provided for by any
Lease: (i) the payment of additional rent based upon a percentage of the Tenant's business during a specified annual or other period (sometimes referred to as "percentage rent"), (ii) common area maintenance or "CAM" charges, (iii) "escalation rent" or additional rent based upon increases in real estate taxes, operating expenses, labor costs, cost of living, porter's wages, or other index including the consumer price index or otherwise, or
(iv) any other items of additional rent, e.g., charges for electricity,
                                         ----
water, cleaning, overtime services, sundries and/or miscellaneous charges, shall be adjusted and prorated on an if, as and when collected basis (such percentage rent, CAM charges, escalation rent and other additional rent being collectively called "Overage Rent").

          (b)  (i)  Purchaser   agrees  that  as  to  any  Overage  Rent  for
accounting periods prior to the Closing that are to be paid after the Closing, to pay the entire amount over to Seller upon receipt thereof, less any costs of collection (including reasonable attorneys' fees) reasonably allocable thereto. Purchaser agrees that it will (i) promptly render bills for any such Overage Rent, (ii) bill Tenants such Overage Rent on a monthly basis for a period of six (6) consecutive months thereafter, and (iii) use commercially reasonable efforts to collect such Overage Rent; provided,
                                                                    --------
however, that Purchaser shall have no obligation to commence any actions or
-------
proceedings  to collect any such Overage Rent.

               (ii) Notwithstanding the foregoing, if Purchaser is unable to collect such Overage Rent, Seller shall have the right, upon prior written notice to Purchaser, to pursue Tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits), but Seller shall not be entitled to evict (by summary proceedings or otherwise) any such Tenants. Seller shall furnish to Purchaser all information relating to the period prior to the Closing that is reasonably necessary for the billing of such Overage Rent, and Purchaser will deliver to Seller, concurrently with the delivery to Tenants, copies of all statements relating to Overage Rent for a period prior to the Closing. Purchaser shall bill
Tenants for Overage Rent for accounting periods prior to the Closing in accordance with and on the basis of such information furnished by Seller.

          (c) Overage Rent for an accounting period in which the Closing Date occurs shall be apportioned between Seller and Purchaser as of the Adjustment Date, with Seller receiving the proportion of such Overage Rent less a like portion of any costs and expenses (including reasonable attorneys' fees) incurred in the collection of such Overage Rent that the portion of such accounting period prior to the Closing Date bears to such entire accounting period, and Purchaser receiving the proportion of such Overage Rent less a like portion of any costs and expenses (including reasonable attorneys' fees) incurred in the collection of such Overage Rent that the portion of such accounting period from and after the Closing Date bears to such entire accounting period. If, prior to the Closing, Seller shall receive any installments of Overage Rent attributable to Overage Rent for periods from and after the Closing Date, such sum shall be apportioned at the Closing. If, after the Closing, Purchaser shall receive any installments of Overage Rent attributable to Overage Rent for periods prior to the
Closing, such sum less any costs and expenses (including reasonable attorneys' fees) incurred by Purchaser in the collection of such Overage Rent shall be paid by Purchaser to Seller promptly after Purchaser receives payment thereof.

          (d) Any payment by a Tenant on account of Overage Rent (to the extent not applied against Fixed Rents due and owing by such Tenant in accordance with Section 13.1.1 (b) hereof) shall be applied to Overage Rent then due in the following order of priority: (i) first, in payment of Overage Rent for the accounting period in which the Closing Date occurs; (ii) second, in payment of Overage Rent for the accounting period immediately preceding the accounting period in which the Closing Date occurs; and (iii) third, in payment of Overage Rent for the accounting period immediately succeeding the accounting period in which the Closing Date occurs, and (iv) thereafter in the chronological order in which such payments are due for each such accounting period pursuant to the applicable Lease.

          (e) To the extent that any portion of Overage Rent is required to be paid monthly by Tenants, on account of estimated amounts for any calendar year (or, if applicable, any Lease year or any other applicable accounting period), and at the end of such calendar year (or Lease year or other applicable accounting period, as the case may be), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar year, Lease year or other applicable accounting period, with the appropriate adjustments being made with such Tenants, then such portion of the Overage Rent shall be prorated between Seller and Purchaser at the Closing based on such estimated payments (i.e., with Seller
                                                            ----
entitled to retain all monthly or other periodic installments of such amounts paid with respect to periods prior to the calendar month or other applicable installment period in which the Closing occurs; Seller to pay to Purchaser at the Closing all monthly or other periodic installments of such amounts theretofore received by Seller with respect to periods following the calendar month or other applicable installment period in which the Closing occurs, and Seller and Purchaser to apportion as of the Closing Date all monthly or other periodic installments of such amounts with respect to the calendar month or other applicable installment period in which the Closing occurs).

               At the time(s)  of final calculation  and collection from  (or refund to) each Tenant of the amounts in reconciliation of actual Overage Rent for a period for which estimated amounts paid by such Tenant have been prorated, there shall be a re-proration between Seller and Purchaser. If, with respect to any Tenant, the recalculated Overage Rent exceeds the estimated amount paid by such Tenant, (i) the entire excess shall be paid by Purchaser to Seller, if the accounting period for which such recalculation was made expired prior to the Closing, and (ii) such excess shall be apportioned between Seller and Purchaser as of the Closing Date (on the basis described in the first sentence of Section 13.1.2(c) hereof), if the Closing occurred during the accounting period for which such recalculation was made, with Purchaser paying to Seller the portion of such excess which Seller is so entitled to receive. If, with respect to any Tenant, the recalculated Overage Rent is less than the estimated amount paid by such Tenant, (1) the entire shortfall shall be paid by Seller to Purchaser (or, at Seller's option, directly to the Tenant in question), if the accounting period for which such recalculation was made expired prior to the Closing, and (2) such shortfall shall be apportioned between Seller and Purchaser as of the Closing Date (on the basis described in the first sentence of Section 13.1.2(c) hereof), if the Closing occurred during the accounting period for which such recalculation was made, with Seller paying to Purchaser (or, at Seller's option, directly to the Tenant in question) the portion of such shortfall so allocable to Seller.

          (f) Until such time as all amounts required to be paid to Seller by Purchaser pursuant to Section 13.1.1 and this Section 13.1.2 are paid in full, but in no event for a period longer than twelve (12) months following the Closing, Purchaser shall furnish to Seller, not less frequently than monthly, a reasonably detailed accounting of such amounts owed by Purchaser; which accounting shall be delivered to Seller on or prior to the fifteenth day following the last day of each calendar month from and after the calendar month in which the Closing occurs. Subsequent to the Closing, Seller shall have the right from time to time, on prior written notice to Purchaser, to review Purchaser's rental records with respect to the Property during ordinary business hours on Business Days, to ascertain the accuracy of such accountings.

          13.1.3    Taxes and Assessments.  Real estate taxes,
                         ---------------------
assessments, Business Improvement District charges and like charges, ad valorem taxes and personal property taxes, if any, on the basis of the fiscal year for which assessed. If the Closing shall occur before the tax rate or assessment is fixed, the apportionment of such real estate taxes and personal property taxes, if any, shall be upon the basis of the tax rate for the immediately preceding year applied to the latest assessed valuation; however, adjustment will be made upon the actual tax amount, when determined. Any discount received for early payment shall be for the benefit of Seller, and any interest or penalty assessed for late payment shall be borne by Seller. Real estate taxes shall be treated on an annualized basis even if tax payments made in installments are not equal for each installment period. Thus, for example, if the installment for the first half of a fiscal year is paid and is higher than the second half installment, the proration will be based on payment of fifty percent (50%) of the aggregate taxes for such fiscal year.

          13.1.4    Deposits.  Tax and utility company deposits, or deposits
                    --------
with any supplier of goods, if any, shall be paid by Purchaser to Seller (or, at Seller's option, Seller shall obtain refunds of the deposits directly from the taxing authority or utility company, as the case may be).

          13.1.5    Water and Sewer Charges.  Water charges and sewer rents
                    -----------------------
on the basis of the fiscal year, but if there are water meters on the Property, Seller, to the extent obtainable, shall supply to Purchaser a water meter reading current through the Adjustment Date, or if not feasible to so read, to a date not more than thirty (30) days prior to the Adjustment Date, and the unfixed meter charges based thereon for the intervening period shall be apportioned on the basis of such last meter reading. Upon the taking of a subsequent actual water meter reading, such apportionment shall be readjusted and Seller or Purchaser, as the case may be, will promptly deliver to the other the amount determined to be due upon such readjustment. If Seller is unable to furnish such prior meter reading, any reading subsequent to the Closing will be apportioned on a per diem basis from the date of such reading immediately prior thereto, and Seller shall pay the proportionate charges due up to the date of Closing. Unpaid water meter bills, frontage, sewer charges and assessments which are the obligations of Tenants in accordance with the terms of their respective Leases shall not be adjusted, nor shall the same be deemed an objection to title, and Purchaser will take title subject thereto.

          13.1.6    License Fees.  Amounts paid or payable with respect to
                    ------------
assignable licenses and permits, if any, affecting the Property.

          13.1.7    Service and Maintenance Charges.  Amounts paid or payable
                    -------------------------------
with respect to the Service and Maintenance Agreements.

          13.1.8    Vault Fees.  Proration of vault charges or vault taxes
                    ----------
shall be based upon the last bill received, or title company report, prorated at the last known rate to the Adjustment Date. No proration shall be made if such vault charge is the obligation of a Tenant in possession.

          13.1.9    Utilities.  Utility charges, including, but not limited
                    ---------
to, electricity, gas, steam, telephone and other utilities (other than such charges which are the obligation of Tenants under their respective Leases), all prorated based upon the most current bill unless actual readings are obtained as of the Adjustment Date, in which case such actual readings shall govern, and each party shall pay the amount billed to it, respectively.

          13.1.10   Inventory.  The value of Building inventory and supplies
                    ---------
(e.g., soap, cleaning powder, light bulbs, etc.) in unopened containers,
 ----
if any, in accordance with an inventory prepared by Seller, shall be credited
to Seller.    Such value  amount  shall be  determined  based upon  the  cost thereof, to the extent practical.

          13.1.11   Tenant Security Deposits.  (a)  Security deposits of
                    ------------------------
Tenants (other than those which are marketable securities, letters of credit, or other non-cash items) shall be transferred, at Seller's option, either
(i) by direct assignment of the bank accounts in which deposited, or (ii) by Seller retaining all rights in the bank accounts and crediting to Purchaser the amount of the security deposits to be delivered pursuant to this Agreement. In either event, there shall be maintained or credited to Seller all interest earned or accrued to the Adjustment Date, less such portion of the interest to which the respective Tenant would be entitled pursuant to its Lease or by law. No allocation shall be made of security deposits properly applied prior to the Adjustment Date, and Seller may retain such amounts. Security deposits applied after the Adjustment Date shall be applied in the order of priority set forth in paragraph (a) of Section 13.1.1 hereof. Security deposits held in the form of marketable securities shall be assigned and delivered to Purchaser at Closing, with any interest thereon through the Adjustment Date credited to Seller, less such portion to which the Tenant would be entitled. Security deposits held in the form of letters of credit shall be assigned and delivered to Purchaser at Closing; provided, however, that if the consent or authorization of the issuer of any such letter of credit is required, the failure to obtain such consent shall not constitute grounds for Purchaser or Seller to adjourn the Closing, but Seller shall cooperate with Purchaser in obtaining such consent subsequent to the Closing.

               (b) If any Tenant who owes past due rent as of the Closing Date is evicted from the Building and its Lease is terminated, then promptly after such eviction and termination, such Tenant's security deposit shall be applied in the following order of priority: (i) first to the reimbursement of Purchaser's reasonable costs and expenses in obtaining such eviction and termination; (ii) then in the order of priority set forth in Section 13.1.1 hereof.

               (c) At Closing Purchaser shall indemnify and hold Seller free and harmless from and against any claim made with respect to an assigned security deposit, or a security deposit as to which Purchaser has received a credit, and Purchaser shall give such notice to each Tenant with respect to a security deposit as will eliminate or reduce Seller's responsibility.

          13.1.12   Fuel.  Proration shall be made of fuel on the Property
                    ----
on the Adjustment Date, based upon a reading made by Seller's supplier as close as obtainable to the Adjustment Date (reasonably adjusted to the quantity present on the Adjustment Date). The value thereof shall be calculated at Seller's last cost (including sales tax). If the heating, ventilation or air conditioning for the Property is provided by a measurable product (e.g. steam or gas) the adjustment will be based on meter readings prorated, if necessary, to the Adjustment Date.

          13.1.13   Employee Compensation.  Proration shall be made of all
                    ---------------------
wages of employees engaged at the Property, together with vacation pay, social security taxes, workers' compensation, pension and other fringe benefits. Fringe benefit years shall be based upon union contract rights, if feasible, and otherwise determined as a fair allocation in Seller's judgment. Seller shall not be charged with termination pay arising by reason of Purchaser's termination of any employees, or failure to hire any employees at or subsequent to the Closing, and Purchaser shall be fully liable for any such termination pay. If employees engaged at the Building are in the employ of an agent, then such adjustment or proration shall be made as appropriate with the agent to reach the same economic result as if in the direct employ of Seller. Compliance with the WARN act shall be Purchaser's responsibility.

          13.1.14   Tenant Improvement Work at Landlord's Cost.  With respect
                    ------------------------------------------
to tenant improvement work performed or to be performed to leased space to be paid at the landlord's cost pursuant to any Lease, (i) Purchaser shall receive a credit against the Cash Balance at Closing for the cost of the performance of any tenant improvement work required to be performed pursuant to Leases executed (or renewal, extension or additional space rights or options exercised) prior to December 1, 1997 (the "Leasing Cutoff Date"), and
(ii) Purchaser shall be obligated to pay, as and when due, for the cost of the performance of any tenant improvement work required to be performed pursuant to Leases entered into (or renewal, extension or additional space rights or options exercised) on or after the Leasing Cutoff Date, and the Cash Balance shall be increased by any sums expended by Seller prior to closing for obligations referred to in this clause (ii).

          13.1.15   Costs of Work to be Paid or Reimbursed to Tenants.  With
                    --------------------------------------------------
respect to the cost of work performed or to be performed at the Property attributable to leased space to be either paid or reimbursed to Tenants by the landlord pursuant to any Lease, (i) Purchaser shall receive a credit against the Cash Balance at Closing to the extent such payment or reimbursement is required pursuant to a Lease executed (or renewal, extension or additional space rights or options exercised) prior to the Leasing Cutoff Date, and (ii) Purchaser shall be obligated to pay or reimburse any such Tenant, as and when due, to the extent such payment or reimbursement is required pursuant to a Lease entered into (or renewal, extension or additional space rights or options exercised) on or after the Leasing Cutoff Date, and the Cash Balance shall be increased by any sum expended by Seller prior to Closing for obligations referred to in this clause (ii).

          13.1.16   Leasing Commissions.  Brokerage and leasing commissions
                    -------------------
incurred in connection with the leasing of space at the Property shall be prorated so that such commissions owed with respect to Leases executed prior to the Leasing Cutoff Date shall be paid by Seller, and on or after the Leasing Cutoff Date shall be paid, as and when due, by Purchaser. No adjustment shall be made with respect to leasing or brokerage commissions payable on or after the Closing Date as a consequence of an event occurring after the Closing. Thus, proration of leasing commissions shall be made if the leasing to which the leasing commission is attributable was made prior to the Leasing Cutoff Date borne by Seller and if after the Leasing Cutoff Date borne by Purchaser. If as of the Closing the leasing commission is an obligation of Seller if an event occurs, (e.g. renewal, expansion, etc.) and thereafter the event does occur then the leasing commission if earned is to be borne by Purchaser and Purchaser shall indemnify and hold Seller free and harmless from and against any liability for leasing brokerage payable by Purchaser.

          13.1.17   Insurance Premiums.  No existing insurance policy shall
                    ------------------
be assigned to Purchaser, and no adjustment of any insurance premiums shall be made.

          13.1.18   Intentionally Omitted.
                    ---------------------

          13.1.19   Other Adjustments.  (a)  Rents due pursuant to
                    ------------------
Section 10.3.2 hereof.

          (b)  Reletting Expenses pursuant to Section 10.3.2 hereof.

          13.1.20   Survival.  The provisions of this Section 13.1 shall
                    ---------
survive the Closing.

     13.2 Determination of Closing Adjustments.  The parties hereto agree to
          ------------------------------------
make a good faith effort to determine the adjustments and prorations to be made at Closing, pursuant to this Article, at least three (3) Business Days prior to the Closing Date.

     13.3 Net Apportionments and Adjustments.
          ----------------------------------

          13.3.1    Due Seller.  In the event the net apportionments and
                    ----------
adjustments as provided in Section 13.1 result in a payment due Seller, then such payment shall be made at Closing in the manner set forth in
Section 2.2.2. In the event that despite Purchaser's good faith efforts, the parties hereto are unable to determine the amount of the adjustments to be paid to Seller at Closing, if any, on or before the date which is three
(3) Business Days prior to the Closing Date, such amount may be paid by Purchaser to Seller at the Closing by cashier's or bank check, or by a certified check of Purchaser drawn upon a bank which is a member of The New York Clearing House Association (or any successor organization thereto), made payable to Seller's direct order.

          13.3.2    Due Purchaser.  In the event the net apportionments and
                    -------------
adjustments as provided in Section 13.1 result in a payment due Purchaser, then such payment shall be made at Closing by way of a credit against the Cash Balance.

     13.4 Other.  Except as otherwise provided in this Agreement, the customs
          -----
regarding title closings, as recommended by The Real Estate Board of New York, Inc., shall apply to all apportionments.

                                  ARTICLE 14

                 CLOSING DOCUMENTS; OBLIGATIONS OF PURCHASER
                 -------------------------------------------
                            AND SELLER AT CLOSING
                            ---------------------

     14.1 Seller's Obligations at Closing.  On the Closing Date, Seller shall
          -------------------------------
deliver or cause to be delivered to Purchaser the following:

          14.1.1 A Bargain and Sale Deed without Covenant against Grantor's Acts containing the covenant required by Section 13 of the Lien Law in proper form for recording (the "Deed"), in the form annexed hereto as
Exhibit 1.

          14.1.2    A Bill of Sale in the form annexed hereto as Exhibit 2.

          14.1.3    A letter  to each Tenant  advising them of the  change of
ownership  of  the  Property  in  accordance  with  General  Obligations  Law
Section 7-105, in the form of Exhibit 9 annexed hereto (the "Tenant Notice Letters"), and Purchaser agrees to deliver the Tenant Notice Letter to each Tenant promptly after the Closing. Purchaser hereby indemnifies and holds Seller harmless from and against all loss, cost and expense incurred by Seller as a result of Purchaser's failure to so deliver the Tenant Notice Letter to each Tenant promptly after the Closing, and this sentence shall survive the Closing.

          14.1.4 An Assignment and Assumption of Service, Maintenance and Concessionaire Agreements, in the form annexed hereto as Exhibit 3.

          14.1.5 An Assignment and Assumption of Landlord's Interest in Leases, in the form annexed hereto as Exhibit 4.

          14.1.6 All current records within Seller's possession reasonably required for the continued operation of the Property, including but not limited to, service contracts, plans, surveys, Leases, lease files, licenses, permits, warranties, guaranties, insurance policies assigned to Purchaser at Closing, records of current expenditures for repairs and maintenance, and the certificate of occupancy.

          14.1.7 An Assignment of Licenses and/or Permits, in the form annexed hereto as Exhibit 5.

          14.1.8 An Assignment of Warranties and Guarantees, in the form annexed hereto as Exhibit 6.

          14.1.9 An Assignment and Assumption of the Brokerage Agreements in the form annexed hereto as Exhibit 10.

          14.1.10 All keys and combinations to locks at the Property which are in Seller's possession.

          14.1.11 A duly executed letter agreement by which Seller and Purchaser agree to correct any errors in prorations as soon after the Closing as amounts are finally determined, in the form annexed hereto as Exhibit 7 (the "Post-Closing Adjustment Letter").

          14.1.12 Evidence reasonably acceptable to Purchaser and the Title Company authorizing the consummation by Seller of the transaction contemplated by this Agreement, and the execution and delivery of documents on behalf of Seller.

          14.1.13 The certificate with respect to FIRPTA compliance in the form of Exhibit 8 annexed hereto.

          14.1.14 The New York City Department of Finance Real Property Transfer Tax Return (the "RPT Return") and the New York State Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate (the "Form TP-584").

          14.1.15   The  Tenant  Estoppel  Statements  required  pursuant  to
Section 10.4 hereof (and/or Seller's Estoppel Statements in lieu of one or more such required Tenant Estoppel Statements).

     14.2 Purchaser's Obligations at Closing.  Purchaser shall deliver
          ----------------------------------
or cause to be delivered to Seller on the Closing Date the following:

          14.2.1    The Cash Balance.

          14.2.2 Duplicate originals of the Assignment and Assumption of Landlord's Interest in Leases, the Assignment and Assumption of Service, Maintenance and Concessionaire Agreements, the Assignment and Assumption of Brokerage Agreements, the Post-Closing Adjustment Letter, the RPT Return, Form TP-584 and the Tenant Notice Letters, duly executed by Purchaser.

          14.2.3 Evidence reasonably acceptable to Seller and the Title Company authorizing the consummation by Purchaser of the transaction which is the subject of this Agreement, and the execution and delivery of documents on behalf of Purchaser.

          14.2.4 Such other documents as may be reasonably and customarily required by the Title Company to consummate the transaction contemplated by this Agreement.


                                  ARTICLE 15

                                  VIOLATIONS
                                  ----------

     Without limiting the generality of the provisions of this Article 15, Purchaser agrees to purchase the Property subject to any and all notes or notices of violations of law, or municipal ordinances, orders or requirements whatsoever noted in or issued by any federal, state, municipal or other governmental department, agency or bureau, or any other Governmental Authority having jurisdiction over the Property (collectively, "Violations"), or any lien imposed in connection with any of the foregoing, or any condition or state of repair or disrepair or other matter or thing, whether or not noted, which, if noted, would result in a violation being placed on the Property. Seller shall have no duty to remove or comply with or repair or disrepair any condition, matter or thing, whether or not noted, which, if noted, would result in a violation being placed on the Property. Seller shall have no duty to remove or comply with or repair any of the aforementioned Violations, liens or other conditions, and Purchaser shall accept the Property subject to all such Violations and liens, the existence of any conditions at the Property which would give rise to such Violations or liens, if any, and any governmental claims arising from the existence of such Violations and liens, in each case without any abatement of or credit against the Purchase Price.


                                  ARTICLE 16

                                  SALES TAX
                                  ---------

     Although it is not anticipated that any sales tax shall be due and payable, Purchaser agrees that Purchaser shall pay any sales tax assessed in connection with the sale of the Property to Purchaser and save, defend, indemnify and hold Seller harmless from and against any and all liability for any sales tax which may now or hereafter be imposed upon Seller or the Property with respect to the sale of any personal property. The parties hereto agree that no part of the Purchase Price is attributable to personal property. The provisions of this Section shall survive the Closing.

                                  ARTICLE 17

                                 UNPAID TAXES
                                 ------------

     17.1 The amount of any unpaid real estate taxes, assessments, water charges and sewer rents other than items subject to proration as heretofore provided, which Seller is obligated to pay and discharge may, at the option of Seller, be allowed to Purchaser out of the Cash Balance, provided that official bills therefor with interest and penalties thereon calculated to said date are furnished by Seller at the Closing.

     17.2 Seller may use any portion of the Cash Balance to satisfy any liens or encumbrances which exist on the Closing Date which are not Permitted Encumbrances, provided that Seller delivers to Purchaser at Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record, together with the cost of recording or filing said instruments, or pay such sums or perform such acts as will enable the Title Company to insure Purchaser that such lien(s) will not be collected out of the Property, or deposit with Purchaser's attorneys reasonably sufficient funds to enable Purchaser's attorneys to obtain and record such instruments.

     17.3 The existence of (i) any taxes, assessments, water charges, or sewer rents referred to in Section 17.1, or (ii) any other liens or encumbrances, shall not be deemed Title Objections if Seller elects to proceed pursuant to the provisions of Section 17.2, provided that Seller complies with the requirements set forth in Sections 17.1 and 17.2 hereof.

     17.4 If Seller requests within a reasonable time prior to the Closing Date, Purchaser agrees to provide at the Closing separate certified checks or official cashier's checks, which in the aggregate equal the amount of the Cash Balance, in order to facilitate the satisfaction of any unpaid (and due) real estate taxes, assessments, water charges or sewer rents, liens and/or encumbrances referred to in Section 17.1, and, if Seller elects to proceed pursuant to the provisions of Section 17.2, the payment of any liens and encumbrances referred to therein.

                                  ARTICLE 18

                                 THE CLOSING
                                 -----------

     18.1 The Closing.  The sale and purchase of the Property contemplated
          -----------
by the terms and conditions of this Agreement shall be consummated at the Closing.

          18.1.1    Location and Date of Closing.  Subject to the
                    ----------------------------
satisfaction of the terms and conditions herein set forth, the Closing shall take place at the offices of Seller's attorneys, Bachner, Tally, Polevoy & Misher LLP, 380 Madison Avenue, New York, New York at 10:00 A.M., on March 18, 1998 (the "Closing Date").

          18.1.2    Delivery of Documents.  At the Closing, the Deed shall
                    ---------------------
be delivered to the Purchaser upon Seller's receipt of the payments provided for in Article 2, and the delivery of the documents referred to in
Section 14.2.

     18.2 Time of Essence.  Time shall be of the essence as to
          ---------------
Purchaser's obligations to close the purchase of the Property, pursuant to this Agreement, on the Closing Date. For purposes of this Agreement, the term "Business Day" shall mean all days except Saturdays, Sundays, and all days observed by the Federal Government or New York State as legal holidays.

                                  ARTICLE 19

                                   NOTICES
                                   -------

     Except as otherwise provided in this Agreement, any and all notices, elections, demands, requests and responses permitted or required to be given pursuant to this Agreement shall be in writing, signed by the party giving the same or by its attorneys, and shall be deemed to have been duly given and effective upon being: (i) personally delivered with receipt for delivery; or
(ii) deposited with a nationally recognized express overnight delivery service (e.g., Federal Express) for next Business Day delivery with receipt for delivery; or (iii) deposited in the United States mail, postage prepaid, certified with return receipt requested, to the other party at the address of such other party set forth below, or at such other address within the continental United States as may be designated by a notice of change of address and given in accordance herewith. The time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall be deemed given and received at the time delivered. Rejection or other refusal to accept, or inability to deliver because of changed address of which no notice has been received, shall also constitute receipt. Any such notice, election, demand, request or response shall be addressed to the respective parties as follows:

          (i)  if to Seller, to:

                    1466 Broadway Associates
                    c/o Helmsley Enterprises, Inc.
                    230 Park Avenue
                    New York, New York  10169
                    Attention:  Harold A. Meriam, III, Esq.

               with a copy to:

                    Bachner, Tally, Polevoy & Misher LLP
                    380 Madison Avenue
                    New York, New York  10017-2513
                    Attention:  Martin D. Polevoy, Esq.

          (ii) if to Purchaser, to:

                    Benjamin P. Feldman, Esq.
                    SL Green Realty Corp.
                    70 West 36th Street
                    New York, New York  10018

               with a copy to:

                    Richard A. Rosenbaum, Esq.
                    Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel 153 East 53rd Street, 35th Floor
                    New York, New York  10022

                                ARTICLE 20

                                 DEFAULT
                                 -------

     20.1 Purchaser's Default.  If Purchaser fails to accept title and pay
          -------------------
the Cash Balance in accordance with this Agreement, the Deposit, together with all interest accrued thereon, if any, shall be retained by Seller as liquidated damages and as Seller's sole and exclusive remedy for Purchaser's default, except as provided in the last sentence of this Section 20.1 as to post-closing defaults by Purchaser only. The provisions herein contained for liquidated and agreed upon damages are bona fide provisions for such and are not a penalty, the parties agreeing that by reason of Seller binding itself to the sale of the Property and by reason of the withdrawal of the Property from sale at a time when other parties would be interested in acquiring the Property, that Seller will sustain damages if Purchaser defaults, which damages will be substantial but will not be capable of determination with mathematical precision, and therefore, as aforesaid, this provision for liquidated and agreed upon damages has been incorporated in this Agreement as a provision beneficial to both parties. Notwithstanding the foregoing provisions of this Section, there shall be no limitation on Purchaser's liabilities or Seller's remedies with respect to any indemnities made by Purchaser that are specifically stated herein to survive the termination of this Agreement.

     20.2 Seller's Default.  Reference is hereby made to Sections 21.1 and
          ----------------
21.2 hereof for Purchaser's exclusive remedies in the event of a breach of representation or failure to perform any agreement set forth in this Agreement on the part of Seller. If Seller shall default in the performance of its obligations hereunder, whether or not Purchaser shall have elected to accept title in accordance with the provisions of Section 5.2 hereof, then Purchaser's sole remedy shall be either to (i) terminate this Agreement and receive a refund of the Deposit together with any interest accrued thereon, or (ii) bring an action for specific performance of Seller's obligations under this Agreement, provided, however, that if Purchaser shall not have commenced such action within a period of thirty (30) days following the date scheduled for Closing hereunder, Purchaser shall be deemed to have waived its right to proceed under this clause (ii) and shall be deemed instead to have elected the remedy provided for in clause (i) of this sentence.

                                  ARTICLE 21

                             CONDITIONS; SURVIVAL
                             --------------------

     21.1 Conditions.    (a)  If Purchaser has actual knowledge, or should
          ----------
have actual knowledge by inspection of the Property or of the public records at or before the Closing, that (i) any representation of Seller hereunder is untrue, as of the date represented, or (ii) Seller has failed to perform, observe or comply with any covenant, agreement or condition to be performed hereunder, Purchaser shall notify Seller of such within five (5) days after discovery by Purchaser. Purchaser's failure to so notify Seller shall be deemed to constitute Purchaser's waiver of same as a condition to Closing and otherwise.

     (b)  In the  event  that (A) any  of  Seller's representations  made  in
Section 3.1 are not true as of the date of this Agreement (and for the purposes hereof a representation shall be untrue only if factually untrue and having a material adverse business or legal impact on Purchaser), and
(B) Purchaser has actual knowledge, or should have actual knowledge by inspection of the Property or of the public records at or before the Closing that any of Seller's representations referred to in clause (A) of this sentence are untrue, then Purchaser may, as its sole remedy (whether at law or in equity), all other claims for damages or specific performances being hereby expressly waived by Purchaser, elect to terminate this Agreement, and the sole liability of Seller shall be to return to Purchaser the Deposit, together with any interest accrued thereon, and thereupon, this Agreement shall be null and void and the parties hereto shall be relieved of all further obligations and liability under this Agreement, other than with respect to those obligations and liabilities which expressly survive the termination of this Agreement.

     21.2 Survival.  Except as specifically set forth to the contrary in this
          --------
Agreement, none of the representations, warranties, covenants, indemnities, agreements, obligations or commitments made by Seller in this Agreement shall survive the Closing, the same being merged in the conveyance. If survival is herein provided and no time specified, such matter or matters shall be the basis for a claim against Seller only if asserted in writing within six (6) months after the Closing Date.

                                  ARTICLE 22

                            SUCCESSORS AND ASSIGNS
                            ----------------------

     22.1 Assignment.  Neither this Agreement nor any of the rights of
               ----------
Purchaser hereunder (nor the benefits of such rights) may be assigned, transferred or encumbered without Seller's prior written consent, which consent may be granted or denied in Seller's sole and absolute discretion, and any purported assignment, transfer or encumbrance without Seller's prior written consent shall be void. Purchaser expressly covenants and agrees that:

          (a) if Purchaser is a corporation, a sale or transfer (or the granting of an option, put or call right with respect to a transfer) of more than one percent (1%) (at any one time or, in the aggregate, from time to time) of the shares of any class of the issued and outstanding stock of Purchaser, its successors or assigns, or the issuance of additional shares of any class of its stock to the extent of more than one percent (1%) (at any one time or, in the aggregate, from time to time) of the number of shares of said class of stock issued and outstanding on the date hereof, or

          (b) if Purchaser is a partnership, joint venture or limited liability company, a sale or transfer (or the granting of an option, put or call right with respect to a transfer) of more than one percent (1%) (at any one time or, in the aggregate, from time to time) of the partnership, joint venture, membership or other unincorporated association interests of Purchaser, its successors or assigns, or the issuance of additional partnership, joint venture or member interests of any class to the extent of more than one percent (1%) (at any one time or, in the aggregate, from time to time) of the amount of partnership, joint venture or member interests issued on the date hereof, shall, in any such case, constitute an assignment of this Agreement. Unless, in each instance, the prior written consent of Seller has been obtained, any such assignment shall constitute a material default under this Agreement and shall entitle Seller to exercise all rights and remedies under this Agreement, at law or equity, in the case of such a default.

          Notwithstanding anything to the contrary set forth above or elsewhere in this Agreement, Purchaser shall have the right (subject to the provisions of the next sentence), in Purchaser's sole discretion (and without the need or any requirement for obtaining Seller's consent), to assign at Closing its rights under this Agreement to any single purpose entity whose beneficial interest is wholly owned by SL Green Operating Partnership, L.P.. Notwithstanding the provisions of the immediately preceding sentence, in the event Purchaser intends to make such an assignment, no such assignment shall be effective hereunder unless Purchaser notifies Seller of the fact that such assignment has been or will be made not more than ten (10) days after execution and delivery by Purchaser of this Agreement. In no event shall Seller be required to modify any instruments from a party other than Seller (as for example a lessor consent) to accommodate such assignment.

                                  ARTICLE 23

                                   BROKERS
                                   -------

     23.1 Purchaser's Representation.  Purchaser  represents   and   warrants
          --------------------------
to Seller that it has not dealt with any broker, finder or consultant other than Eastdil Realty Company, LLC (the "Broker"), in connection with the transaction which is the subject of this Agreement, and that all negotiations involving Purchaser with respect to the terms of this Agreement were conducted by or through Broker. Purchaser further represents and warrants that in the event any claim is made for a broker's, finder's or consultant's commission or fee by anyone other than Broker as a result of any acts or actions of Purchaser or its representatives with respect to the within transaction, Purchaser, its heirs, successors and assigns do hereby agree to indemnify and hold Seller harmless from any and all loss, liability, cost, damage or expense with respect to such claims (including, without limitation, reasonable attorneys' fees and disbursements) without any charge or cost to Seller. Seller shall pay the brokerage commission to Broker in accordance with Seller's agreement with Broker if and when title passes hereunder. This Section shall survive the Closing or earlier termination of this Agreement.


                                  ARTICLE 24

                                    ESCROW
                                    ------

     The parties hereto have mutually requested that Bachner, Tally, Polevoy & Misher LLP act as escrow agent (the "Escrow Agent") for the purpose of holding the Deposit in accordance with the terms of this Agreement and the Escrow Letter executed by and among Seller, Purchaser and Escrow Agent contemporaneously with the execution of this Agreement in the form of Exhibit 11 annexed hereto (the "Escrow Letter"). Purchaser recognizes that Escrow Agent represents Seller herein and has agreed to act as Escrow Agent as an accommodation to both parties hereto. Purchaser further acknowledges and agrees that in the event of any dispute between the parties to this Agreement or the Escrow Letter, Escrow Agent shall be free to continue its representation of Seller with regard to these matters. The Deposit, together with the interest accrued thereon, if any, shall be held by Escrow Agent until the earlier of the Closing, or such time as Seller or Purchaser may be entitled to a refund thereof in accordance with this Agreement. At such time Escrow Agent shall remit said sum, together with any interest actually accrued thereon, to the party entitled thereto in accordance with this Agreement. At the Closing, the Deposit, together with any interest actually accrued thereon, shall be paid to Seller. Escrow Agent shall have no liability to Seller or Purchaser with respect to the amount of interest earned on the Deposit while in escrow.


                                  ARTICLE 25

                                MISCELLANEOUS
                                -------------

     25.1 Merger.  This Agreement constitutes the entire understanding
          ------
between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, representations and statements are merged into this Agreement. Neither this Agreement nor any provisions hereof may be modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. Unless otherwise provided herein, no provision of this Agreement may be waived except by an instrument in writing signed by the party against which the enforcement of such waiver is sought.

     25.2 Headings.  The Article, Section, Schedule and Exhibit headings used
          --------
herein are for convenience only, and are not to be used in determining the meaning of this Agreement or any part hereof.

     25.3 Governing Law.  This Agreement and its interpretation and
          -------------
enforcement shall be governed by the laws of the State of New York without regard to conflict of law principles.

     25.4 Jurisdiction.  For the purposes of any suit, action or proceeding
          ------------
involving this Agreement, Seller and Purchaser hereby expressly submit to the jurisdiction of all federal and state courts sitting in the State of New York, and consent that any order, process, notice of motion or other application to or by any such court, or a judge thereof, may be served within or without such court's jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed, and Seller and Purchaser agree that such courts shall have the exclusive jurisdiction over any such suit, action or proceeding commenced by either or both of said parties. In furtherance of such agreement, Seller and Purchaser agree upon the request of the other party to discontinue (or agree to the discontinuance of) any such suit, action or proceeding pending in any other jurisdiction.

     25.5 Waiver of Venue and Inconvenient Forum Claims.  Seller and
          ---------------------------------------------
Purchaser hereby irrevocably waive any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the State of New York, and hereby further irrevocably waive any claim that any such suit, action or proceeding is brought in any inconvenient forum.

     25.6 Waiver of Jury Trial.  Each of the parties hereto waives,
          --------------------
irrevocably and unconditionally, any and all right to trial by jury in any action brought on, under, or by virtue of, or relating in any way to this Agreement or the transactions contemplated hereby, or any of the documents executed in connection herewith, the Property, or any claims, defenses, rights of set-off or other actions pertaining hereto or to any of the foregoing.

     25.7 Successors and Assigns.  This Agreement shall be binding on the
          ----------------------
successors and assigns of the parties hereto.

     25.8 Invalid Provisions.  If any term or provision of this Agreement,
          ------------------
or any part of any term or provision, or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement or the application of such term or provision or remainder thereof to persons or circumstances other than those as to which it is held invalid and unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     25.9 Schedules and Exhibits.  All Schedules and Exhibits which are
          ----------------------
annexed to this Agreement are a part of this Agreement and are incorporated herein by reference.

     25.10     No Other Parties.  The provisions of this Agreement are for
               ----------------
the sole benefit of the parties to this Agreement and their successors and permitted assigns, and shall not give rise to any rights by or on behalf of anyone other than such parties, and no party is intended to be a third party beneficiary hereof. No provisions of this Agreement, or of any of the documents and instruments executed in connection herewith, shall be construed as creating in any person or entity other than Purchaser and Seller and their permitted assigns any rights of any nature whatsoever.

     25.11     Interpretation.  This Agreement shall be construed without
               --------------
regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

     25.12     Counterparts; Faxed Signatures.  This Agreement may be
               ------------------------------
executed in multiple counterparts, each of which shall, when executed, be deemed to be an original, and all of which when taken together shall constitute but one agreement. Each party may rely upon a faxed counterpart of this Agreement executed and delivered by the other party as if such counterpart were an original counterpart.

     25.13     Binding Effect.  This Agreement shall not become a binding
               --------------
obligation upon Seller until the same has been fully executed by Purchaser and Seller, and until a fully executed original counterpart thereof has been delivered by Seller to Purchaser.

     25.14     Recordation.  Neither this Agreement, nor any other document
               -----------
related hereto, nor any memorandum thereof shall be recorded, and any such recording shall be void and of no force or effect.

     25.15     Litigation Fees.  In the event that any litigation arises
               ---------------
under this Agreement, the prevailing party (which term shall mean the party which obtains substantially all of the relief sought by such party) shall be entitled to recover, as a part of its judgment, reasonable attorneys' fees.

     25.16     Title Omissions.  Any and all of the title matters which
               ---------------
Purchaser shall take title to the Property subject to, as specified in this Agreement, may be omitted by Seller in the Deed to be delivered to Purchaser at the Closing, provided, however, that all such provisions so omitted shall not be in violation of any covenants contained in the Deed.

     25.17     Defined Terms.  The references to defined terms used in this
               -------------
Agreement  are listed  in the  Section  of this  Agreement entitled  "Defined
Terms."

     25.18     Singular/Plural.  The use of the singular shall be deemed to
               ---------------
include the plural, and vice versa, whenever the context so requires.



                                  ARTICLE 26

                        AFFILIATED PURCHASE AGREEMENT
                        -----------------------------

     26.1 Affiliate Purchaser.  Purchaser or an Affiliate of Purchaser (as
          -------------------
hereinafter defined) is concurrently entering into agreements to purchase one or more properties from Seller or an Affiliate of Seller (as hereinafter defined). As used herein, the term "Affiliate of Purchaser" shall mean any entity or person under the control of, controlled by or under common control with Purchaser. As used herein, the term "Affiliate of Seller" shall mean any entity or person under the control of, controlled by or under common control with Seller.

     26.2 Affiliate Properties.  The properties that Purchaser or an
          --------------------
Affiliate of Purchaser and Seller or an Affiliate of Seller have entered into agreements to sell are:

          (i) 25 West 43rd Street, New York, N.Y. or a leasehold estate therein; and

          (ii) 420 Lexington Avenue, New York, N.Y. or a leasehold estate therein (collectively "Affiliate Properties").

     26.3 Rights on Purchaser Default.  If Purchaser or an Affiliate of
          ---------------------------
Purchaser has entered into an agreement of sale and purchase with Seller or an Affiliate of Seller pursuant to which Purchaser or an Affiliate of Purchaser has agreed to purchase one or more Affiliate Properties (an "Affiliate Contract"), and if Purchaser or Affiliate of Purchaser shall default under the Affiliate Contract, or if for any other reason (other than Seller or Affiliate of Seller's default) Purchaser or Affiliate of Purchaser fails to acquire the property to be conveyed thereunder pursuant to the terms thereof, or in the event Purchaser defaults under the Affiliate Contract or otherwise is responsible without just cause for a delay of the Closing under the Affiliate Contract, then and in such event Seller, shall have the following rights, which it may exercise in its sole and absolute discretion without prior notice, at any time up to and including the completion of the Closing (under this Agreement):

     26.3.1 Seller may elect to terminate this Agreement (i) with the same effect as if it were terminated for Purchaser's default hereunder if the reason for Purchaser's failure to close under the Affiliate Contract is Purchaser's or Affiliate of Purchaser's default thereunder, or (ii) with the same effect as if it were terminated pursuant to Section 11.1.1 hereof, if the reason for Purchaser's or Affiliate of Purchaser's failure to close under the Affiliate Contract is other than Purchaser's Default thereunder; or

     26.3.2 In the event Seller does not elect to terminate this Agreement pursuant to subsection 26.3.1, or if Purchaser defaults under the Affiliate Contract or otherwise is responsible without just cause for a delay of the closing under the Affiliate Contract, Seller may elect to adjourn the Closing hereunder to a date which will be concurrent with any date to which the closing under the Affiliate Contract may have been adjourned so as to coordinate both closings; or

     26.3.3 Seller may elect to proceed with the Closing (hereunder), notwithstanding that the closing under the Affiliate Contract has not occurred or may not thereafter occur.

26.4 From the date hereof and continuing through the period which is six (6) months following the Closing, Seller shall make available to Ernst & Young (as agent for Purchaser) all of the books and records with respect to the operation of the Property with respect to calendar year 1997 and that portion of calendar year 1998 preceding any such investigation or audit during normal business hours. During such period, Ernst & Young, at Purchaser's sole cost and expense, may inspect and audit such books and records with respect to calendar year 1997 (and portion of 1998) and, in this regard, Seller shall cooperate (at no cost to Seller) with Purchaser in Purchaser's inspection and audit.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Sale and Purchase as of the date first above written.


                              1466 BROADWAY ASSOCIATES,
                              a New York general partnership



                              By:  /s/ Leona M. Helmsley
                                   ----------------------------------
                                   Leona M. Helmsley, Individually and as
                                     Executrix of Estate of Harry B. Helmsley



                              SL GREEN OPERATING PARTNERSHIP, L.P.,
                              a Delaware limited partnership



                              By:  SL GREEN REALTY CORP.,
                                   a   Maryland   corporation,   its  general
                                   partner


                                   By: /s/ Benjamin P. Feldman
                                       -------------------------
                                        Name:
                                        Title:


                                  EXHIBIT 1
                                  ---------

                                    Deed
                                    ----



NYBTU FORM 8001



BARGAIN AND SALE DEED WITHOUT COVENANT AGAINST GRANTOR'S ACTS

THIS INDENTURE, made the _____ day of __________, nineteen hundred and ____ BETWEEN _______________________________________, a _________________________,

having an  address at _______________________________________________________

party of the first part, and

 __________________________________,   a   ____________________,   having  an
address    at   _____________________________________________________________
party of the second part,


WITNESSETH, that the party of the first part, in consideration of ten dollars and other valuable consideration paid by the party of the second part, does hereby grant and release unto the party of the second part, the heirs or successors and assigns of the party of the second part forever,

ALL  that certain  plot, piece  or  parcel of  land, with  the  buildings and improvements thereon erected, situate, lying and being in the ______________________ and more particularly described on Exhibit A attached hereto and hereby made a part hereof.

TOGETHER with all right, title and interest, if any, of the party of the first part in and to any streets and roads abutting the above described premises to the center lines thereof; TOGETHER with the appurtenances and all the estate and rights of the party of the first part in and to said premises; TO HAVE AND TO HOLD the premises herein granted unto the party of the second part, the heirs or successors and assigns of the party of the second part forever.

AND the party of the first part, in compliance with Section 13 of the Lien Law, covenants that the party of the first part will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose. The word "party" shall be construed as if it read "parties" whenever the sense of this indenture so requires.


IN WITNESS WHEREOF, the party of the first part has duly executed this deed the day and year first above written.


IN PRESENCE OF:     (SELLER)

_______________________________    ________________________________________

--------------------------------------------------------------------------


STATE OF NEW YORK, COUNTY OF ___________________ SS:


On the ____ day of __________, 19__, before me personally came __________________________, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that he executed the same.

________________________________
                                         Notary Public



STATE OF NEW YORK, COUNTY OF ___________________ SS:



On the ____ day of __________, 19__, before me personally came ___________________________________, to me known, who, being by me duly sworn,  did depose and  say that he  (resides at No./maintains  an office at)
____________________________________________________________________________
_________________________________________;      that      _he      is     the
________________________   of  _______________________________________,   the
corporation described in and which executed the foregoing instrument(; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation), and that he signed his name thereto by like order (of the board of directors of said corporation).


                               ________________________________
                                    Notary Public



                            BARGAIN AND SALE DEED

                   WITHOUT COVENANT AGAINST GRANTOR'S ACTS



TITLE NO.

                       ________________________________

                                      TO
                       ________________________________


                         SECTION
                         BLOCK
                         LOT
                         COUNTY OR TOWN


                              RETURN BY MAIL TO:

                _____________________________________________

                _____________________________________________

                _____________________________________________


                                  EXHIBIT A
                                  ---------

                              LEGAL DESCRIPTION
                              -----------------



                                  EXHIBIT 2
                                  ---------

                                 Bill of Sale
                                 ------------

          KNOW ALL MEN BY THESE PRESENTS that 1466 BROADWAY ASSOCIATES, having an office c/o Helmsley Enterprises, Inc., 230 Park Avenue, New York, New York 10169 ("Seller") for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid, at or
before the unsealing and delivery of these presents by                     ,
                                                       --------------------
 having an office at _______________________________________________________
            ("Purchaser"), the receipt and sufficiency whereof are hereby acknowledged, has transferred and conveyed and by these presents does quitclaim, release, transfer and convey unto Purchaser, its successors and assigns, all fixtures, machinery and equipment to the extent same constitute personal property, and all other personal property (collectively, the "Personal Property") owned by Seller, attached or appurtenant to, or used in connection with the occupancy and operation of those certain premises known as 1466 Broadway a/k/a 152 West 42nd Street, New York, New York (the "Premises").

          TO HAVE AND TO HOLD, the same unto Purchaser, its successors and assigns, forever.

               This transfer is made as part of the transfer of the Premises by Seller to Purchaser as of the date hereof, and both parties agree and acknowledge that no part of the consideration therefor is allocated to the Personal Property.

          This transfer is made without representation, warranty or guaranty by, or recourse against, Seller of any kind whatsoever.

          Neither Seller nor any agent or representative of Seller has made, and Seller is not liable or bound in any manner by, any express or implied warranties, guaranties, inducements, representations or information pertaining to the Personal Property or any part thereof, the physical condition, the uses which can be made of the same or any other matter or thing with respect thereto and the Personal Property is being transferred "as is".

          IN WITNESS WHEREOF, Seller has signed this instrument as of this
             day of                      , 199    .
       -------        --------------------      ---



                                   1466 BROADWAY ASSOCIATES


                                   By:__________________________
				      Name:
                                      Title:



                               EXHIBIT 3
                               ---------

                    Assignment and Assumption of Service,
                  Maintenance and Concessionaire Agreements
                  -----------------------------------------

          KNOW ALL MEN BY THESE PRESENTS, that 1466 BROADWAY ASSOCIATES, having an office c/o Helmsley Enterprises, Inc., 230 Park Avenue, New York, New York 10169 (the "Assignor"), in consideration of Ten Dollars ($10.00) in
hand paid by                                 having an office at
             -------------------------------
                                   (the   "Assignee"),   the    receipt   and
sufficiency of which are hereby acknowledged, does hereby assign, transfer and set over to Assignee, all of Assignor's right, title and interest in and to any service, maintenance and concessionaire agreements (including, but not limited to, any management agreement) affecting the premises known as 1466 Broadway a/k/a 152 West 42nd Street, New York, New York (the "Premises") in effect on the date hereof (the "Agreements").

          TO HAVE AND TO HOLD, the same unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions therein contained. This Assignment is made without warranty or representation by, or recourse against, Assignor of any kind whatsoever.

               This Assignment is made in connection with the transfer this day of the Premises by Assignor to Assignee.

          Assignee hereby assumes the performance of all of the terms, covenants and conditions of the Agreements on Assignor's part to be performed thereunder on, from and after the date hereof and will well and truly perform all of the terms, covenants and conditions of the Agreements from and after the date hereof, and with the same force and effect as though Assignee had signed the Agreements as a party named therein.

          This Agreement shall not be construed as a representation or warranty by Assignor as to the transferability of the Agreements, and Assignor shall have no liability to Assignee in the event that any or all of the Agreements (i) are not transferable to Assignee or (ii) are canceled or terminated by reason of this assignment or any acts of Assignee.

          IN   WITNESS  WHEREOF,  Assignor  and  Assignee  have  signed  this
instrument as of the         day of                   , 199    .
                     -------        -----------------      ---


          Assignor:                1466 BROADWAY ASSOCIATES


                                    By:__________________________
                                        Name:
                                        Title:

          Assignee:                (                     )



                                   By:__________________________
                                        Name:
                                        Title:



                                  EXHIBIT 4
                                  ---------

          Assignment and Assumption of Landlord's Interest in Leases
         ----------------------------------------------------------

          KNOW ALL MEN BY THESE PRESENTS that 1466 BROADWAY ASSOCIATES, having an office c/o Helmsley Enterprises, Inc., 230 Park Avenue, New York, New York 10169 (the "Assignor"), in consideration of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by
                                                      ---------------------
                , having an office at
            -----                       ----------------------------------
          (the "Assignee"), the receipt and sufficiency of which are hereby acknowledged, hereby assigns unto Assignee all of Assignor's right, title and interest in and to the following:

            (i) All leases (the "Leases") made and entered into by any and all tenants at those certain premises known as 1466 Broadway a/k/a 152 West 42nd Street, New York, New York (the "Premises"); and

           (ii) All security deposits, if any, held by Assignor under the Leases.

          TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained in the Leases. This Assignment is made without warranty or representation by, or recourse against, Assignor of any kind whatsoever.

          Assignee  hereby  assumes the  performance  of  all  of the  terms, covenants and conditions of the Leases (including but not limited to the obligation to pay for tenant improvement work and cash work allowances)
herein assigned by Assignor to Assignee on, from and after the date hereof and hereby agrees to perform all of the terms, covenants and conditions of the Leases to be performed on, from and after the date hereof, all with the full force and effect as if Assignee had signed the Leases originally as the landlord named therein, and, in addition, with respect to the payment and performance of tenant improvement work and payment of cash work allowances, Assignee hereby assumes the obligation to perform such work and make such payments with respect to Leases entered into on or after
                                                         ------------------
           - , 1997 (the "Leasing Cutoff Date").


          Assignee does hereby agree for itself and its successors and assigns to hold and apply all security deposits in accordance with the terms of the Leases pursuant to which the same were initially deposited.

          Assignee does hereby agree for itself, its successors and assigns, to indemnify, defend and save Assignor, its successors and assigns, harmless from and against any and all claims and liability asserted or arising in connection with the performance by Assignee under the Leases (i) on, from and after the date hereof, and (ii) with respect to the payment and performance of tenant improvement work and payment of cash work allowances pursuant to Leases entered into on or after the Leasing Cutoff Date, on, from and after the Leasing Cutoff Date.

               IN  WITNESS WHEREOF,  the  parties  hereto  have  signed  this
instrument as of this        day of                   , 199    .
                      ------        -----------------      ---


          Assignor:                1466 BROADWAY ASSOCIATES

                                   By:__________________________
                                        Name:
                                        Title:



          Assignee:                (                     )



                                   By:__________________________
                                        Name:
                                        Title:



                                  EXHIBIT 5
                                  ---------

                    Assignment of Licenses and/or Permits
                    -------------------------------------

          KNOW ALL MEN BY THESE PRESENTS that 1466 BROADWAY ASSOCIATES, having an office c/o Helmsley Enterprises, Inc., 230 Park Avenue, New York, New York 10169 (the "Assignor"), in consideration of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by
                                                      ---------------------
              , having an office at
            ---                       -----------------------------------
          (the "Assignee"), the receipt and sufficiency of which are duly acknowledged, hereby assigns and quitclaims unto Assignee all of Assignor's right, title and interest, if any, in and to all assignable licenses and/or permits, if any, relating to and affecting those certain premises known as 1466 Broadway a/k/a 152 West 42nd Street, New York, New York (the "Premises").

          TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions therein contained.

          This Assignment is made in connection with the transfer this day of the Premises by Assignor to Assignee.

               This Assignment is made without warranty or representation by, or recourse against Assignor of any kind whatsoever.

               IN WITNESS WHEREOF, the undersigned has signed this Assignment
as of this         day of                  , 199   .
                       ------        ----------------      ---


                                   1466 BROADWAY ASSOCIATES



                                   By:__________________________
                                        Name:
                                        Title:

                                  EXHIBIT 6
                                  ---------

                   Assignment of Warranties and Guarantees
                   ---------------------------------------

          KNOW ALL MEN BY THESE PRESENTS that 1466 BROADWAY ASSOCIATES, having an office c/o Helmsley Enterprises, Inc., 230 Park Avenue, New York, New York 10169 (the "Assignor"), in consideration of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by
                                                      ---------------------
            , having an office at
            -                       --------------------------------------
          (the "Assignee"), the receipt and sufficiency of which are duly acknowledged, hereby assigns and quitclaims unto Assignee all of Assignor's right, title and interest, if any, in and to all assignable warranties and guarantees of contractors, manufacturers, suppliers and/or installers, if any, relating to those certain premises known as 1466 Broadway a/k/a 152 West 42nd Street, New York, New York (the "Premises"), including all assignable warranties and guarantees covering the materials, goods and equipment installed in or upon the Premises.

          TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions therein contained.

          This Assignment is made in connection with the transfer this day of the Premises by Assignor to Assignee.

          This Assignment is made without warranty or representation by, or recourse against, Assignor of any kind whatsoever.

               IN WITNESS WHEREOF, the undersigned has signed this Assignment
as of this          day of                    , 199    .
            -------        ------------------      ---

                                   1466 BROADWAY ASSOCIATES


                                   By:__________________________
                                        Name:
                                        Title:


                                  EXHIBIT 7
                                  ---------

                        Post-Closing Adjustment Letter
                       ------------------------------


                                                             , 199
                                        --------------------      ---


(Name and Address of
  Purchaser)

     Re:  1466 Broadway a/k/a 152 West 42nd Street,
          New York, New York (the "Premises")
          --------------------------------------------

Gentlemen:

     In connection with the closing adjustments made pursuant to the transfer of title of the Premises by the undersigned to you, a copy of which closing adjustments is annexed hereto, it is hereby agreed that if any arithmetic calculations shall prove to be erroneous, or any adjustment shall be omitted, same shall be adjusted between you and the undersigned after the closing. Any such adjustment shall be paid promptly after same is ascertained. The obligation to correct any erroneous adjustment or to make any additional adjustment in accordance with the above shall survive the closing.



                                        Very truly yours,



                                        1466 BROADWAY ASSOCIATES





                                        By:__________________________

                                        Name:

                                        Title:



AGREED TO:

(Purchaser)


By:___________________
     Name:
     Title:





                                  EXHIBIT 8
                                  ---------

                              FIRPTA Certificate
                              ------------------

          Section  1445  of   the  Internal  Revenue  Code  provides  that  a
transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by 1466 Broadway Associates, the undersigned hereby certifies the following on behalf of 1466 Broadway Associates:

          1. 1466 Broadway Associates is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

          2.   1466 Broadway Associates'  U.S. employer identification number
               is           , and
                  ----------

          3. 1466 Broadway Associates' office address is c/o Helmsley Enterprises, Inc., 230 Park Avenue, New York, New York 10169.

          The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

          Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of 1466 Broadway Associates.



Dated:___________________________               _____________________________

		                                   (Title)



                                  EXHIBIT 9
                                  ---------

                             Tenant Notice Letter
                             --------------------

                            (Letterhead of Seller)



CERTIFIED MAIL
--------------
RETURN RECEIPT REQUESTED
------------------------
AND BY HAND
-----------

                                                               , 199
                                        ----------------------      ---

(Tenant)

     Re:  Acquisition of 1466 Broadway, New York, New York (the "Property")
          -----------------------------------------------------------------

Dear ________________:

     We are pleased  to announce that ____________________ has today acquired
the  Property from  1466  Broadway  Associates.   _________________________'s
address is ______________________________.

     Any  security  held  in  accordance with  your  lease  at  the
Property ("Lease") has been transferred to _________________________. If that security is in the form of a letter of credit, _________________________ will shortly be in touch with you to arrange for appropriate changes to the letter of credit to reflect _________________________'s acquisition of the Property.

          From this day forward, all checks payable to the landlord under your Lease should be made payable to:

          Should you have any questions concerning the acquisition of the Property by _________________________, please call ____________________ at
______________.



                                   Very truly yours,

                                   1466 BROADWAY ASSOCIATES


                                   By:_____________________

Accepted and Agreed to:
(PURCHASER)


By:______________________



                                  EXHIBIT 10

              Assignment and Assumption of Brokerage Agreements
              -------------------------------------------------

         KNOW ALL MEN BY THESE PRESENTS that 1466 BROADWAY ASSOCIATES, having an office c/o Helmsley Enterprises, Inc., 230 Park Avenue, New York, New York 10169 (the "Assignor"), in consideration of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by
                                                      ---------------------
            , having an office at
            -                       -------------------------------------
          (the "Assignee"), the receipt and sufficiency of which are hereby acknowledged, does hereby assign, transfer and set over to Assignee, all of Assignor's right, title and interest in and to all brokerage agreements set forth on Exhibit 1 annexed hereto (the "Brokerage Agreements").

          TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained in the Brokerage Agreements. This Assignment is made without warranty or representation by, or recourse against, Assignor of any kind whatsoever.

          This Assignment is made in connection with the conveyance as of the date hereof by Assignor to Assignee of the premises known as and located at 1466 Broadway a/k/a 152 West 42nd Street, New York, New York.

          Assignee hereby assumes the obligation to pay any commissions coming due under the Brokerage Agreements as a result of the exercise after
__________ , 199    (the "Leasing Cutoff Date") of any option or right of
                ---
     first refusal by the "Tenant" under any "Lease" (as such terms are defined in that certain Agreement of Sale and Purchase between Assignor, as Seller, and Assignee, as Purchaser dated ______________), or the leasing after the Leasing Cutoff Date of additional space by any such Tenant, or the renewal or extension of the term of any Lease entered into after the Leasing Cutoff Date.

          IN WITNESS WHEREOF, the parties  hereto have signed this instrument
as of this             day of                       , 199    .
             ---------        ---------------------      ---

                                   ASSIGNOR:


                                   1466 BROADWAY ASSOCIATES


                                   By:
                                      -------------------------------------
                                        Name:
                                        Title:

                                   ASSIGNEE:

                                   (                                       )
                                     --------------------------------------


                                   By:
                                      -------------------------------------
                                        Name:
                                        Title:


                                  EXHIBIT 11

                                Escrow Letter
                                -------------



                           Dated: ________________



Bachner, Tally, Polevoy & Misher LLP
380 Madison Avenue
New York, New York 10017

          Re: Agreement of Sale and Purchase (the "Agreement") between 1466 Broadway Associates ("Seller") and _____________ ("Purchaser") dated ______________
          Premises:  1466 Broadway, New York, New York

Gentlemen:

          Pursuant to the above-referenced Agreement made this date by and between the undersigned, you are required to act as escrow agent, to hold $ _________ ("Escrow Deposit") in escrow, in accordance with the terms and conditions hereinafter set forth. The Escrow Deposit shall be deposited in an interest bearing account with Citibank, N.A.

          The Escrow Deposit together with interest earned thereon, if any, shall be released or delivered to the party entitled thereto pursuant to the Agreement with reasonable promptness after you shall have received notice:

     (a) from both parties to this Escrow Letter authorizing release of the Escrow Deposit; or

     (b)  of the occurrence of either of the following events:

          (i)  the closing under the Agreement; or

          (ii) the receipt by Escrow Agent of a written notice from either party to this Escrow Letter stating that an event has occurred under the Agreement entitling the party delivering such notice to the Escrow Deposit, whereupon Escrow Agent shall deliver written notice (the "Default Notice") thereof to the other party and, unless such other party shall have delivered a written notice of objection to Escrow Agent within ten (10) days following receipt by such other party of the Default Notice, Escrow Agent shall deliver the Escrow Deposit to the party initially requesting the Escrow Deposit.

          It is agreed that the duties of Escrow Agent are only such as are herein specifically provided, being purely ministerial in nature, and that Escrow Agent shall incur no liability whatever except for willful misconduct or gross negligence so long as Escrow Agent has acted in good faith. The undersigned hereby release Escrow Agent from any act done or omitted to be done by Escrow Agent in good faith in the performance of Escrow Agent's duties hereunder.

          Escrow Agent shall be under no responsibility with respect to the Escrow Deposit other than faithfully to follow the instructions herein contained. Without limiting the generality of the foregoing, Escrow Agent shall have no responsibility to protect the Escrow Deposit, or to do any act or thing whatever in regard to the Escrow Deposit. Escrow Agent shall not be responsible for any failure to demand, collect or enforce any obligation with respect to the Escrow Deposit or for any diminution in value of the Escrow Deposit from any cause. Escrow Agent may consult with counsel and shall be fully protected in any action taken in good faith, in accordance with such advice. Escrow Agent shall not be required to defend any legal proceedings which may be instituted against Escrow Agent in respect of the subject matter of these instructions unless requested so to do by the undersigned and indemnified to the satisfaction of Escrow Agent against the cost and expense of such defense. Escrow Agent shall not be required to institute legal proceedings of any kind. Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with Escrow Agent, and shall be fully protected in acting in accordance with any written instructions given to Escrow Agent hereunder and believed by Escrow Agent to have been signed by the proper parties.

          Unless otherwise set forth in the first paragraph hereof the Escrow Deposit shall not include interest thereon. If pursuant to said paragraph the Escrow Deposit shall include interest, the same shall be deemed to mean only the interest actually earned from the date deposited in an interest bearing form to the date withdrawn. Escrow Agent shall not have any duty to maximize the rate or interest or duration of interest bearing form. If deposited in a form which is not convertible to cash when Escrow Agent is required to release the Escrow Deposit, Escrow Agent shall be deemed to have complied with the requirement of release by delivery of a duly executed assignment of its rights in the Escrow Deposit.

          Escrow Agent assumes no liability under this Escrow Letter except that of a stakeholder. If there is any dispute as to whether Escrow Agent is obligated to deliver the Escrow Deposit, or as to whom the Escrow Deposit is to be delivered, Escrow Agent will not be obligated to make any delivery of the Escrow Deposit, but in such event may hold the Escrow Deposit until receipt by Escrow Agent of an authorization in writing signed by all the persons having interest in such dispute, directing the disposition of the Escrow Deposit, or in the absence of such authorization, Escrow Agent may hold the sum until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination are not begun and diligently continued, Escrow Agent is not required to bring an appropriate action or proceeding for leave to deposit the Escrow Deposit in court pending such determination, but may at Escrow Agent's sole discretion make a deposit of the Escrow Deposit in court and in such event all liability and responsibility of Escrow Agent shall terminate upon such deposit having been made. In making delivery of the Escrow Deposit in the manner provided for in this Escrow Letter, Escrow Agent shall have no further liability in the matter.

          The undersigned hereby jointly and severally agree to indemnify and hold the Escrow Agent free and harmless from and against any claim, liability, suit, cost (including Escrow Agent's reasonable counsel fees) or other obligation incurred or arising out of this Escrow Letter excluding only Escrow Agent's liability for its own willful misconduct or gross negligence.

          Purchaser and Seller have mutually requested that Escrow Agent act as escrow agent for the purpose of holding the Escrow Deposit in accordance with the terms of this Escrow Letter. Purchaser acknowledges that Escrow Agent represents Seller herein and has agreed to act as escrow agent as an accommodation to both parties hereto. Purchaser waives all claims in the nature of conflict of interest against Escrow Agent and further agrees that in the event of any dispute between Purchaser and Seller, Escrow Agent shall be free to continue its representation of Seller with regard to these matters.

          Upon delivery of the Escrow Deposit in accordance with this Escrow Letter, Purchaser and Seller hereby release Escrow Agent from all obligations and liability hereunder.

          Escrow Agent has executed this Escrow Letter to confirm that Escrow Agent is holding, and will hold, the Escrow Deposit in escrow pursuant to the provisions of this Escrow Letter.

          Except as otherwise provided in this Escrow Letter, any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Escrow Letter shall be in writing, signed by the party giving the same, and shall be deemed to have been properly given and shall be deemed effective upon being personally delivered, or after being deposited in the United States mail, postage prepaid, certified with return receipt requested, to the other parties at the address of the other parties set forth below or at such other address within the continental United States as the other parties may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective until the date of receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt. Any such notice, election, demand, request or response shall be addressed as follows:

Seller at:          Bachner, Tally, Polevoy & Misher LLP
                    380 Madison Avenue
                    New York, New York 10017
                    Attn:  Martin D. Polevoy, Esq.


Purchaser:

                    Attn:


Escrow Agent at:    Bachner, Tally, Polevoy & Misher LLP
                    380 Madison Avenue
                    New York, New York 10017
                    Attn:  Martin D. Polevoy, Esq.


          This Escrow Letter constitutes the entire agreement with respect to the terms and conditions of such escrow and any modification, amendment or supplement shall be binding only if made pursuant to an instrument in writing executed by each of the parties hereto. This Escrow Letter shall be binding upon and inure to the benefit of our respective successors and assigns except that the within escrow shall not inure to the benefit of either of the undersigned's assigns, unless and until you have received a duly executed assignment and assumption (in form satisfactory to you) of all or the assignor's obligations hereunder.

                              Very truly yours,

                              1466 BROADWAY ASSOCIATES



                              By:___________________________________

                              (Purchaser)



                              By:____________________________________



Accepted and Agreed to:


__________________________________
Bachner, Tally, Polevoy & Misher LLP

Seller's Federal Tax Identification Number is ___________________.

Purchaser's Federal Tax Identification Number is ___________________.